                                                                   EXHIBIT (p.5)

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                    MFS FUNDS
                             STATEMENT OF POLICY ON
                        PERSONAL SECURITIES TRANSACTIONS
                                (CODE OF ETHICS)

                      AS ADOPTED BY THE MFS AUDIT COMMITTEE
              AND THE BOARDS OF TRUSTEES/MANAGERS OF THE MFS FUNDS
                        EFFECTIVE AS OF SEPTEMBER 1, 2000

         As an investment advisory organization with substantial responsibilities to clients, Massachusetts Financial Services Company ("MFS") has an obligation to implement and maintain a meaningful policy governing the securities transactions of its Directors, officers and employees ("MFS representatives").(1) In addition, each of the investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to which MFS, or a subsidiary of MFS, acts as investment adviser (collectively, the "MFS Funds") is required to adopt such a policy governing the securities transactions of its Trustees and officers ("Fund representatives"). Accordingly, this policy has been adopted by the MFS Audit Committee and by each of the MFS Funds. This policy is intended to minimize conflicts of interest, and even the appearance of conflicts of interest, between members of the MFS organization and its clients in the securities markets as well as to effect compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended. This policy inevitably will restrict MFS representatives and Fund representatives in their securities transactions, but this is the necessary consequence of undertaking to furnish investment advice to clients or serving as a Fund representative. In addition to complying with the specific rules, all MFS representatives and Fund representatives must be sensitive to the need to recognize any conflict, or the appearance of conflict, of interest whether or not covered by the rules. When such situations occur, the interests of the MFS Funds and MFS' other clients must supersede the interest of MFS representatives and Fund representatives.

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     (1) Employees of MFS Institutional Advisors, Inc., MFS Fund Distributors,
Inc., MFS Retirement Services, Inc., MFS International Ltd., MFS International (U.K.) Ltd., MFS Service Center, Inc., Vertex Investment Management Inc. and MFS Heritage Trust Company also are covered by this Code of Ethics.

         1. GENERAL FIDUCIARY PRINCIPLES. All personal investment activities conducted by MFS representatives and Fund representatives are subject to compliance with the following principles: (i) the duty at all times to place the interests of MFS' clients first; (ii) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (iii) the fundamental standard that MFS representatives and Fund representatives should not take inappropriate advantage of their positions.

         2. APPLICABILITY OF RESTRICTIONS AND PROCEDURES.

     CATEGORIES OF PERSONNEL. In recognition of the different circumstances surrounding each MFS representative's and Fund representative's employment or position, various categories of representatives are subject to different restrictions under this Code of Ethics. For purposes of applying this Code of Ethics, MFS representatives and Fund representatives are divided into the general categories of Portfolio Managers, Investment Personnel, Access Persons(2) and Non-Access Persons, as each such term is defined in Appendix A to this Code of Ethics, as amended from time to time by the MFS Audit Committee and the MFS Funds. Any Fund representative who is also an MFS representative shall be subject to all requirements applicable to MFS representatives.

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     (2) Note that all Portfolio Managers also are Investment Personnel and
Access Persons, and that all Investment Personnel also are Access Persons.

     NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS.

     BENEFICIAL OWNERSHIP. The requirements of this Code of Ethics apply to any account in which an MFS representative or Fund representative has (i) "direct or indirect beneficial ownership" or (ii) any "direct or indirect influence or control." Under applicable SEC interpretations, such "beneficial ownership" includes accounts of a spouse, minor children and dependent relatives resident in the MFS representative's or Fund representative's house, as well as any other contract, relationship, understanding or other arrangement which results in an opportunity for the MFS representative or Fund representative to profit or share profits from a transaction in securities.(3)

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     (3) NOTE: The exception for accounts with respect to which an MFS representative or Fund representative lacks "direct or indirect influence or control" is extremely narrow, and should only be relied upon in cases which have been pre-approved in writing by Stephen E. Cavan or Robert T. Burns of the Legal Department. Certain "blind trust" arrangements approved by the Legal Department may be excluded from the preclearance (but not the quarterly reporting) requirements of this Code of Ethics. Requests for pre-approval of "blind trusts" should be reviewed first with the Compliance Department.

     SECURITIES. As used in this Code of Ethics, the term "securities" includes not only publicly traded equity securities, but also privately issued equity securities, limited partnership interests, shares of closed-end funds, fixed income securities (including municipal bonds and many types of U.S. Government securities), futures, options, warrants, rights, swaps, commodities and other similar instruments. Moreover, the restrictions of this Code of Ethics apply to transactions by Access Persons involving securities and other instruments related to, but not necessarily the same as, securities held or to be acquired on behalf of an MFS client. (See Section 7 for certain exceptions)

     3. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS.

     ALL ACCESS PERSONS. No Access Person shall trade in any security which is subject to a pending "buy" or "sell" order, or is being considered for purchase or sale,(4) for a client of MFS until the second business day after such order is executed or withdrawn or such a transaction is no longer being considered. In addition, no Access Person shall trade in any security until the third business day after a research note with respect to such security has been issued or revised.

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     (4) A security is deemed to have been "considered for purchase or sale"
when a recommendation to purchase or sell such security has been made and communicated to a portfolio manager and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     INVESTMENT PERSONNEL. No Investment Personnel shall trade in any security after an MFS client trades in such security or such security has been considered for purchase or sale on behalf of an MFS client until: (i) the second business day following such trade or consideration (in the case of a proposed trade by an Investment Personnel in the same direction as the MFS client); or (ii) the eighth calendar day thereafter (in the case of a proposed trade by an Investment Personnel in the opposite direction from the MFS client's trade).

     PORTFOLIO MANAGERS. No Portfolio Manager shall trade in any security within at least seven calendar days before or after an MFS client whose account he or she manages trades in such security or such security has been considered for purchase or sale on behalf of such an MFS client. Portfolio Managers shall not be permitted to sell for their own account securities that are held in an MFS client account that he or she manages. Any Portfolio Manager who feels inequitably burdened by this restriction may present a written request for an exemption from the MFS Equity Management Committee.(5) The Committee may, in its sole discretion, grant appropriate exceptions where warranted by special facts and circumstances (e.g. selling securities to settle an estate or to acquire a residence).

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     (5) Any request for an exemption should be reviewed first with the
Compliance or Legal Department.

     DISGORGEMENT OF PROFITS; CONFIDENTIALITY. Any profits realized on trades within these proscribed periods must be disgorged to the affected MFS client or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. In addition, no MFS representative shall provide any information about such transaction or recommendation to any person other than in connection with the proper execution of such purchase or sale for an MFS client's account.

     SHORT SALES. No Access Person shall effect a short sale in any security held in a portfolio managed by MFS.

     OPTIONS AND FUTURES TRANSACTIONS. Access Persons may purchase (to open) and sell (to close) call and put options and futures contracts on securities, subject to the preclearance and other requirements of this Code of Ethics; however, an Access Person may neither buy a put option nor write (sell to open) options and futures contracts, in each case on any security held in a portfolio managed by MFS. In the case of purchased put and call options, the preclearance of the exercise of such options as well as their purchase and sale, is required. Preclearance of the exercise of purchased put and call options shall be requested on the day before the proposed exercise or, if notice to the writer of such options is required before the proposed exercise date, the date before notice is proposed to be given, setting forth the proposed exercise date as well as the proposed notice date.(6) Purchases and sales of options or futures contracts to "close out" existing options or futures contracts must be precleared.(7)

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     (6) Access Persons should note that this requirement may result in their not being allowed to exercise an option purchased by them on the exercise date they desire, and in the case of a "European" option on the only date on which exercise is permitted by the terms of the option.

     (7) Access Persons should note that as a result of this requirement, they may not be able to obtain preclearance consent to close out an option or futures contract before the settlement date. If such an option or futures contract is automatically closed out, the gain, if any, on such transaction will be disgorged in the manner described above.

     INITIAL PUBLIC OFFERINGS. The purchase by Access Persons of securities (other than securities of registered open-end investment companies) offered at fixed public offering price by underwriters or a selling group is prohibited.(8) Rights (including rights purchased to acquire an additional full share) issued in respect of securities any Access Persons owns may be exercised, subject to preclearance; the decision whether or not to grant preclearance shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being or was offered to the individual by virtue of his or her position with MFS.

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     (8) The reason for this rule is that it precludes any possibility that
Access Persons might use MFS' clients' market stature as a means of obtaining for themselves "hot" issues which otherwise might not be offered to them. In addition, this rule eliminates the possibility that underwriters and selling group members might seek by this means to gain favor with individuals in order to obtain preferences from MFS.

     PRIVATE PLACEMENTS. Any acquisition by Access Persons of securities issued in a private placement is subject to prior approval with the Compliance Department in consultation with the Legal Department and other appropriate parties. The decision whether or not to grant approval shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being offered to the individual by virtue of his or her position with MFS. Investment Personnel who have been approved to acquire securities in a private placement are required to disclose that investment when they play a part in any subsequent consideration of an investment in the issuer for an MFS client. In such circumstances, the decision to purchase securities of the issuer for the MFS client shall be subject to an independent review by Investment Personnel with no personal interest in the issuer.

     NOTE: Acquisitions of securities in private placements by country clubs, yacht clubs, restaurants and other similar entities need not be pre-approved, but are subject to the reporting, disclosure and independent review requirements.

     PROHIBITION ON SHORT-TERM TRADING PROFITS. All Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades must be disgorged to the affected MFS client (if any) or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. This restriction on short-term trading profits shall not apply to transactions exempt from preclearance requirements, as described in Section 7 below.

     It is expected that all MFS representatives will follow these restrictions in good faith and conduct their personal trading in keeping with the intended purpose of this Code of Ethics. Any individual should feel free to take up with the MFS Audit Committee any case in which he or she feels inequitably burdened by these policies.(9) The MFS Audit Committee may, in its sole discretion, grant appropriate exceptions from the requirements of this Code of Ethics where warranted by applicable facts and circumstances.

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     (9) Any request for an exemption should be reviewed first with the
Compliance or Legal Department.

     4. PRECLEARANCE REQUIREMENTS. In order to facilitate compliance with this Code of Ethics, preclearance requests must be made and approved before any transaction may be made by an Access Person or for any other account beneficially owned by an Access Person. A preclearance request in the form set forth in MFS' automated Code of Ethics system, as amended from time to time, should be completed and submitted electronically for any order for an Access Person's own account or one described in Section 2 above, or, in the case of an Access Person who wishes to preclear while outside of the Boston area, should either: (i) be completed in the form attached hereto, as amended from time to time, signed and submitted by facsimile machine, to the Compliance Department; or (ii) be submitted by telephone call to the Compliance Department. Any preclearance request received before 3:00 p.m. on a business day will be responded to as soon as available on the following business day. Preclearance requests will be reviewed by Equity and Fixed Income Department personnel who will be kept apprised of recommendations and orders to purchase and sell securities on behalf of MFS clients, the completion or cancellation of such orders and the securities currently held in portfolios managed by MFS. Their advice will be forwarded to the Compliance Department.

     MAXIMUM NUMBER OF PRECLEARANCE REQUESTS. The preclearance process imposes significant burdens on the investment and administrative departments within MFS. Accordingly, no Access Person may submit more than twenty (20) preclearance requests in any calendar quarter. In special circumstances the MFS Audit Committee may, in its sole discretion, grant temporary exceptions from this restriction where warranted by applicable facts and circumstances.(10)

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     (10) Any request for an exception should be reviewed first with the
Compliance or Legal Department.

         An Access Person who obtains electronic or written notice from the Compliance Department indicating consent to an order which the Access Person proposes to enter for his or her own account or one described in Section 2 above may execute that order ONLY ON THE DAY WHEN SUCH NOTICE IS RECEIVED unless otherwise stated on the notice. Such notices will always be electronic or in writing; however, in the case of an Access Person who wishes to preclear a transaction while outside the Boston area, the Compliance Department will also provide oral confirmation of the content of the written notice.

         Preclearance requests may be denied for any number of appropriate reasons, most of which are confidential. For example, a preclearance request for a security that is being considered for purchase or sale on behalf of an MFS client may be denied for an extended period. Accordingly, an Access Person is not entitled to receive any explanation or reason if his or her preclearance request is denied, and repetitive requests for an explanation by an Access Person will be deemed a violation of this Code of Ethics.

     SECURITIES SUBJECT TO AUTOMATIC PURCHASES AND SALES FOR MFS CLIENTS. Certain MFS funds and institutional accounts are managed such that the securities held in such portfolios are regularly purchased or sold on an equal proportionate basis so as to preserve specified percentage weightings of such securities across such portfolios. Requests to preclear purchases of securities held in such portfolios will be denied. Requests to sell such securities may be granted, subject to the standard preclearance requirements.

     GIFTS AND TRANSFERS. A gift or transfer shall be excluded from the preclearance requirements provided that the recipient represents in writing that he, she, they or it has no present intention of selling the donated security.

     MFS CLOSED-END FUNDS. All transactions effected by any MFS representative in shares of any closed-end fund for which MFS or one of its affiliates acts as investment adviser shall be subject to preclearance and reporting in accordance with this Code of Ethics. Non-Access Persons are exempt from the preclearance and reporting requirements set forth in this Code of Ethics with respect to transactions in any other type of securities, so long as they have not received any information about any particular investment recommendation or executed or proposed transaction for any MFS client with respect to such security.

     5. DUPLICATE CONFIRMATION STATEMENT REQUIREMENT. In order to implement and enforce the above policies, every Access Person shall arrange for his or her broker to send MFS duplicate copies of all confirmation statements issued with respect to the Access Person's transactions and all periodic statements for such Access Person's securities accounts (or other accounts beneficially owned by such Access Person). The Compliance Department will coordinate with brokerage firms in order to assist Access Persons in complying with this requirement.

     6. REPORTING REQUIREMENT. Each Access Person shall report on or before the tenth day of each calendar quarter any securities transactions during the prior quarter in accounts covered by Section 2 above. EMPLOYEES WHO FAIL TO COMPLETE AND FILE SUCH QUARTERLY REPORTS ON A TIMELY BASIS WILL BE REPORTED TO THE MFS AUDIT COMMITTEE AND WILL BE SUBJECT TO SANCTIONS. Reports shall be reviewed by the Compliance Department.

     Any reports filed by a "Disinterested Trustee" (as such term is defined in Section 12 below) shall be reviewed by the Secretary of the Fund. If the Secretary of the Fund determines that a violation of this Code of Ethics may have occurred, he shall submit the pertinent information to counsel for the Disinterested Trustees. Such counsel shall determine whether a material violation of this Code of Ethics may have occurred, after considering all available exemptions and providing the Disinterested Trustee involved with an opportunity to supply additional information regarding the transaction in question. If such counsel determines that a material violation of this Code of Ethics has occurred, they shall so advise the Chairman or President of the Fund and an ad hoc committee consisting of the Disinterested Trustees of the Fund, other than the involved Disinterested Trustee, and shall provide the committee with a report of the matter, including any additional information supplied by the involved Disinterested Trustee. The committee may impose such sanction as it deems appropriate.

     In filing the reports for accounts within these rules, please note:

     (i) Each Access Person must file a report for every calendar quarter even if he or she had no reportable transactions in that quarter; all such reports shall be completed and submitted in the form set forth in MFS' automated Code of Ethics system.

     (ii) Reports must show any sales, purchases or other acquisitions or dispositions, including gifts, exercises of conversion rights and exercises or sales of subscription rights. See Section 7 below for certain exceptions to this requirement.

     (iii) Reports will be treated confidentially unless a review of particular reports with the representative is required by the MFS Audit Committee or for legal or compliance purposes.

     (iv) Reports are made available for review by the Boards of Trustees/Managers of the MFS Funds upon their request.

     NOTE: Any Access Person who maintains all of his or her personal securities accounts with one or more broker-dealer firms that send confirmation and periodic account statements in an electronic format approved by the Compliance Department, and who arranges for such firms to send such statements (no less frequently than quarterly) required by Section 5 above, shall not be required to prepare and file the quarterly reports required by this Section 6. However, each such Access Person shall be required to verify the accuracy and completeness of all such statements on at least an annual basis.

     7. CERTAIN EXCEPTIONS.

     MUTUAL FUNDS. Transactions in shares of any open-end investment companies, including funds for which the MFS organization is investment adviser, need not be precleared or reported.

     CLOSED-END FUNDS. Automatic reinvestments of distributions of closed-end funds advised by MFS pursuant to dividend reinvestment plans of such funds need only be reported. All other closed-end fund transactions must be precleared and reported.

     MFS AND SUN LIFE COMMON STOCK. Transactions in shares of stock of MFS need not be precleared or reported. Note, however, that transactions in shares of stock of Sun Life Financial Services of Canada Inc. are subject to preclearance with the Compliance Department.

     LARGE CAPITALIZATION STOCKS. Transactions in securities issued by companies with market capitalizations of at least $5 billion generally will be eligible for automatic preclearance (subject to certain exceptions), but must be reported and are subject to post-trade monitoring. The Compliance Department will maintain a list of issuers that meet this market capitalization requirement. A preclearance request for a large capitalization company will be denied whenever deemed appropriate.

     U.S. GOVERNMENT SECURITIES. Transactions in U.S. Treasury securities and other U.S. Government obligations (including options and futures contracts and other derivatives with respect to such securities and obligations) need not be precleared or reported.

     DIVIDEND REINVESTMENT PLANS. Automatic reinvestments of dividends in shares of common stock of public companies often are eligible for an exemption from preclearance. Any requests for exemptions should be directed to the Compliance Department.

     OTHER EXCEPTIONS. Transactions in money market instruments and in options on broad-based indices need not be precleared, although such transactions must be reported. The types of instruments and indices that are eligible for this exception are constantly developing; the Compliance Department maintains the definitive list of eligible instruments and indices. In addition, the following types of transactions need not be precleared or reported: (i) stock dividends and stock splits; (ii) foreign currency transactions; and (iii) transactions in real estate limited partnership interests. For other exceptions from preclearance or reporting, an MFS representative may contact the Compliance Department.

     8. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. All Access Persons are required to disclose all personal securities holdings within 10 days after becoming an Access Person (i.e. upon commencement of employment with MFS or transfer within MFS to an Access Person position) and thereafter on an annual basis. Reports shall be reviewed by the Compliance Department.

     9. GIFTS, ENTERTAINMENT AND FAVORS. MFS representatives must not make business decisions that are influenced or appear to be influenced by giving or accepting gifts, entertainment or favors. Investment Personnel are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of MFS or its clients. Invitations to an occasional meal, sporting event or other similar activity will not be deemed to violate this restriction unless the occurrence of such events is so frequent or lavish as to suggest an impropriety.

     10. SERVICE AS A DIRECTOR. All MFS representatives are prohibited from serving on the boards of directors of commercial business enterprises, absent prior authorization by the Management Group based upon a determination that the board service would be consistent with the interests of MFS' clients. In the relatively small number of instances in which board service is authorized, MFS representatives serving as directors may be isolated from other MFS representatives through "Chinese Wall" or other appropriate procedures.

     11. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. All MFS representatives and Fund representatives (including Non-Access Persons) shall be required to certify annually that (i) they have read and understand this Code of Ethics and recognize that they are subject to its requirements applicable to them and (ii) they have complied with all requirements of this Code of Ethics applicable to them, and (in the case of Access Persons) have reported all personal securities transactions (whether pursuant to quarterly reports from the Access Person or duplicate confirmation statements and periodic reports from the Access Person's broker-dealer) required to be reported pursuant to this Code of Ethics. This certification shall apply to all accounts beneficially owned by an MFS representative or Fund representative.

     12. BOARDS OF TRUSTEES/MANAGERS OF MFS FUNDS. Any material amendment to this Code of Ethics shall be subject to the approval by each of the Boards of Trustees/Managers (including a majority of the Disinterested Trustees/Managers on each such Board) of each of the MFS Funds. In addition, on at least an annual basis, MFS shall provide each such Board with a written report that: (i) describes issues that arose during the preceding year under this Code of Ethics, including without limitation information about any material violations of this Code of Ethics and any sanctions imposed with respect to such violations; and
(ii) certifies to each such Board that MFS has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

     Notwithstanding any provision to the contrary in this Code of Ethics, any Trustee/Manager of an MFS Fund who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act (each a "Disinterested Trustee") shall not be subject to any of the requirements set forth in Sections 3, 4, 5, 8, 9, 10 or 11 of this Code of Ethics. In addition, any Disinterested Trustee shall not be subject to the reporting requirements set forth in Section 6 of this Code of Ethics, except with respect to securities transactions with respect to which such Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in such security, such security was purchased or sold, or considered for purchase or sale, for an MFS Fund.

     13. SANCTIONS. Any trading for an MFS representative's or Fund representative's account which does not evidence a good faith effort to comply with these rules will be subject to review by the MFS Audit Committee or, in the case of Disinterested Trustees, by an ad hoc committee in the manner described in Section 6 above. If the Audit Committee or such ad hoc committee, as applicable, determines that a violation of this Code of Ethics or its intent has occurred, it may impose such sanctions as it deems appropriate including forfeiture of any profit from a transaction and/or termination of employment. Any violations resulting in sanctions will be reported to the Boards of Trustees/Managers of the MFS Funds and will be reflected in MFS' compliance files.

                                   APPENDIX A

                              CERTAIN DEFINED TERMS

     As used in this Code of Ethics, the following shall terms shall have the meanings set forth below, subject to revision from time to time by the MFS Audit Committee and the MFS Funds:

     PORTFOLIO MANAGERS -- employees who are authorized to make investment decisions for a mutual fund or client portfolio. Note: research analysts are deemed to be Portfolio Managers with respect to the entire portfolio of any fund managed collectively by a committee of research analysts (e.g. MFS Research Fund) except that, for purposes of the restriction on sales of securities held in a managed client account set forth in Section 3, analysts are deemed to be Portfolio Managers only with respect to portfolio securities within the industry they cover.

     INVESTMENT PERSONNEL -- all Portfolio Managers as well as research analysts, traders, other members of the Equity Trading, Fixed Income and Equity Research Departments, and other MFS representatives who have access to confidential portfolio information.

     ACCESS PERSONS -- all Fund representatives (see Section 12 for certain exceptions), Portfolio Managers, Investment Personnel and other members of the following departments or groups: Institutional Advisors; Compliance; Internal Audit; Fund Treasury; Investment Operations; Investment Communications; and Technology Services & Solutions ("TS&S") (excluding, however, TS&S employees who are employed at Lafayette Corporate Center and certain TS&S employees who may be specifically excluded by the Compliance or Legal Departments); also included are members of the MFS Management Group, the MFS Administrative Committee and the MFS Operations Committee. In certain instances, other MFS employees, non-employee consultants and other independent contractors may be deemed Access Persons and therefore be subject to some or all of the requirements set forth in this Code of Ethics.

     NON-ACCESS PERSONS -- all employees of the following departments or groups:
     Corporate Communications; Corporate Finance; Facilities Management; Human Resources; Legal; MFS Service Center, Inc. (other than TS&S employees who are employed at 500 Boylston Street); Retired Partners; Travel and Conference Services; the International Division; MFS International Ltd.; MFS Fund Distributors, Inc.; and MFS Retirement Services, Inc. NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS. ANY NON-ACCESS PERSON WHO REGULARLY RECEIVES SUCH INFORMATION WILL BE RECLASSIFIED AS AN ACCESS PERSON. IN ADDITION, TRANSACTIONS IN SHARES OF THE MFS CLOSED-END FUNDS BY ALL MFS REPRESENTATIVES ARE SUBJECT TO ALL SUCH PRECLEARANCE AND REPORTING REQUIREMENTS (SEE SECTION 4 OF THIS CODE OF ETHICS).

                         PERSONAL SECURITIES TRANSACTION
                              PRECLEARANCE REQUEST

                         [ONLY FOR USE BY MFS EMPLOYEES
                             NOT LOCATED IN BOSTON]

                      DATE:_________________________, _____


All transactions must be precleared, regardless of their size, except those in certain specific categories of securities that are exempted under the MFS Code of Ethics. If necessary, continue on the reverse side. Please note that special rules apply to the preclearance of option and futures transactions. If the transaction is to be other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc.

                                      SALES


  CUSIP/TICKER                AMOUNT OR                            NATURE* OF
   SECURITY                 NO. OF SHARES        BROKER              ACCOUNT
   --------                 -------------        ------              -------


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* Check if you wish to claim that the reporting of the account or the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.


                                    PURCHASES
                                    ---------


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I represent that I am not in possession of material non-public information concerning the securities listed above or their issuer. If I am an MFS access person charged with making recommendations to MFS with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the MFS Code of Ethics.
                                               --------------------------------
                                               Signature and Date

                                               --------------------------------
                                               Name of MFS Access Person
                                               (please print)

EXPLANATORY NOTES: This form must be filed by 3:00 p.m. on the business day prior to the business day on which you wish to trade and covers all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no influence or control over it) and non-client accounts over which you act in an advisory or supervisory capacity. No trade can be effected until approval from the Compliance Department has been obtained.

[logo]            American Century Investments
AMERICAN          WORKING WITH INTEGRITY...
CENTURY

CODE OF ETHICS
-------------------------------------------------------------------------------
            Terms that are in BOLD ITALICS in the text are defined in
                                   Appendix 1.
For purposes of this EDGAR filing, these terms will be enclosed in brackets [].
-------------------------------------------------------------------------------

I.    PURPOSE OF CODE.

      The Code of Ethics establishes rules that govern personal investment activities of American Century employees, officers and directors, including members of their immediate family.(1) The Directors of American Century's registered investment companies (our "Fund Clients"(2)) who are not "interested persons" (the "Independent Directors") are covered under a separate Code applicable only to them.

--------
(1) See Appendix 2 for an explanation of the family members and others included within this Code of Ethics.

(2) See Schedule A for a listing of all of our Fund Clients.

II.   WHY DO WE HAVE A CODE OF ETHICS?

      A. INVESTORS HAVE PLACED THEIR TRUST IN AMERICAN CENTURY. American Century is entrusted with the money of other people for investment purposes. These investors are our "Clients"; our Fund Clients are simply our biggest Client group. We cannot afford to breach this trust. The Code of Ethics is one safeguard, which helps us to ensure that we will not breach our Clients' trust in us.

      B. AMERICAN CENTURY WANTS TO PROTECT ITS CLIENTS. We have a duty to place the interests of our Clients first and to avoid even the appearance of a conflict of interest. This is how we earn and keep our Clients' trust. We must conduct ourselves and our personal [SECURITIES] transactions in a manner that does not create a conflict of interest with our Clients or take unfair advantage of the relationship with them. We will hold ourselves to the highest ethical standards, including those expressed by the Association for Investment Management and Research (AIMR) in its Code of Ethics.

      C. AMERICAN CENTURY WANTS TO GIVE YOU FLEXIBLE INVESTING OPTIONS. Management believes that American Century's mutual funds provide a broad range of investment alternatives for any investment portfolio. We therefore do not encourage active trading by our employees; we encourage employees to place their investable assets in our mutual funds. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. We want to give you and your family flexibility to invest, without jeopardizing relationships with our Clients.

      D. FEDERAL LAW REQUIRES THAT WE HAVE A CODE OF ETHICS The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have in place safeguards to prevent behavior and activities that might put our Clients at a disadvantage. These safeguards are embodied in this Code of Ethics.(3)

--------
(3) Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in American Century's Code of Ethics.

III.  DOES THE CODE OF ETHICS APPLY TO YOU?

      Yes! All employees and contract personnel must observe the principles contained in the Code of Ethics. However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category. The range of categories is as follows:

      -----------------------------------------------------------------------
      Fewest Restrictions                                   Most Restrictions
      -----------------------------------------------------------------------
      NON-ACCESS PERSON   ACCESS PERSON  INVESTMENT PERSON   PORTFOLIO PERSON
      -----------------------------------------------------------------------

      The standard profile for each of the categories is described below:

      A.    PORTFOLIO PERSONS.
            Portfolio Persons are those employees entrusted with direct responsibility and authority to make investment decisions affecting one or more Client portfolios.

      B.    INVESTMENT PERSONS.
            Investment Persons are financial analysts, investment analysts, traders and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.

      C.    ACCESS PERSONS.
            You are an Access Person if your job normally involves any of the following:

            o  the purchase or sale of [SECURITIES] for Client portfolios;

            o any function that relates to the making of recommendations with respect to such purchases or sales of [SECURITIES] for Client portfolios; OR

            o access to information regarding the purchase or sale of securities for Client portfolios.

            In addition, you are an Access Person if you are any of the following:

            o  an officer or "interested" director of our Fund Clients; OR

            o an officer or director of American Century Investment Management, Inc.

      D.    NON-ACCESS PERSONS.
            If you are an officer, director, employee or contractor of any of American Century's companies AND you do not fit into any of the above categories, you are a Non-Access Person. However, even if you normally do not receive confidential information about Client portfolios, as an American Century employee, you are still subject to American Century's Code of Business Conduct, which requires that you report your personal securities transactions to American Century.

IV.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

      As you are aware, federal law prohibits you from investing based on material nonpublic information, which you receive from any source. This includes any confidential information, which may be obtained by Portfolio, Investment and Access Persons regarding the advisability of purchasing or selling specific [SECURITIES] on behalf of Clients. You are expected to abide by the highest ethical and legal standards in conducting your personal [SECURITIES] transactions. For more information, please consult American Century's INSIDER TRADING POLICY.

      A.    PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
            Before either of the following things happen:

            o  the purchase or sale of a [SECURITY] for your own account; OR

            o the purchase or sale of a [SECURITY] for an account for which you are a [BENEFICIAL OWNER]

            ...you must follow these preclearance procedures:

            1. IS THE [SECURITY] A "CODE-EXEMPT SECURITY"?

               Check Appendix 3 to see if the [SECURITY] is listed as a [CODE-EXEMPT SECURITY]. If it is, then you may execute the transaction. Otherwise, proceed to the next step.

            2. PRECLEAR THE TRANSACTION WITH THE LEGAL DEPARTMENT'S COMPLIANCE
               GROUP. (IF YOU ARE THE CHIEF INVESTMENT OFFICER, YOU MUST RECEIVE YOUR APPROVAL FROM THE GENERAL COUNSEL.)

               There are two ways to do this:

               a. Use the "PTRA" routine in the CICS system and enter your request at the Personal Trade System screen. (If you are the Chief Investment Officer, you must receive your approval from the General Counsel.)

               b. If you do not have access to "PRTA," e-mail your request to
                  "LG-Personal Security Trades" (or
                  "LG-Personal_Security_Trades@americancentury.com," if sending from outside American Century's Lotus Notes system), and provide the following information:

                  o  Issuer name;

                  o  Ticker symbol or CUSIP number;

                  o  Type of security (stock, bond, note, etc.);

                  o  Number of shares;

                  o  Maximum expected dollar amount of proposed transaction; AND

                  o  Nature of transaction (purchase or sale)

            3. USE THE "PTRB" ROUTINE IN THE CICS SYSTEM TO VIEW THE STATUS OF
               YOUR TRADE REQUESTS.

            4. IF YOU RECEIVE PRECLEARANCE FOR THE TRANSACTION(4):

               You have five (5) business days to execute your transaction.
--------
(4) How does American Century determine whether to approve or deny your preclearance request? See Appendix 4 for a description of the process.

      B.    ADDITIONAL RESTRICTIONS

            [INVESTMENT AND PORTFOLIO PERSONS]

            1. INITIAL PUBLIC OFFERINGS.

               You cannot acquire [SECURITIES] issued in an [INITIAL PUBLIC OFFERING].

            2. PRIVATE PLACEMENTS.

               Before you acquire any [SECURITIES] in a [PRIVATE PLACEMENT], you must obtain approval from American Century's Chief Investment Officer(5). For help with this process, first send your request to LG-Personal Security Trades. Once you receive approval, you cannot participate in any subsequent consideration of an investment in that issuer for any of our Clients.

--------
(5) If you are the Chief Investment Officer, you must receive your approval from the General Counsel.

            3. SHORT-TERM TRADING PROFITS.

               You cannot profit from any purchase and sale, or sale and purchase, of the same (or equivalent) [SECURITIES] within sixty
               (60) calendar days.

      C.    BLACKOUT PERIOD
            [PORTFOLIO PERSONS]

            If you are a Portfolio Person, you may not purchase or sell a [SECURITY] within seven (7) calendar days before and after it has been traded as a part of a Client portfolio that you manage.

V.    REPORTING REQUIREMENTS.

      A.    QUARTERLY REPORT OF SECURITIES TRANSACTIONS

            Each quarter you will be asked to verify purchases and/or sales of any [SECURITIES] in which you have direct or [BENEFICIAL OWNERSHIP] interest. ([CODE-EXEMPT SECURITIES] will generally be excluded.) This will come to you in the form of an e-mail message containing the trades about which we have been informed through your broker's duplicate confirmations. If the report contained in the e-mail to you is correct, you need only to indicate so by clicking the appropriate button in the message.

            If the message is incomplete or otherwise incorrect, you must provide the following information about each transaction omitted from the message:

            o The date of the transaction, the description and number of shares, and the principal amount of each [SECURITY] involved;

            o The nature of the transaction, that is, purchase, sale or any other type of acquisition or disposition;

            o  The transaction price; AND

            o The name of the broker, dealer or bank through whom the transaction was effected.

      B.    DUPLICATE CONFIRMATIONS

            You must instruct your broker-dealer to send duplicate confirmations of all transactions in such accounts to:
                  American Century Companies, Inc.
                  Attention: Compliance
                  P.O. Box 410141
                  Kansas City, MO 64141

            Please note that "your broker-dealer" includes both of the following:

            o a broker or dealer with whom you have a [SECURITIES] brokerage account; AND

            o a broker or dealer who maintains an account for a person whose trades you must report because you are a [BENEFICIAL OWNER].

      C.    REPORT OF SECURITIES HOLDINGS AND BROKERAGE ACCOUNTS
            When you first become subject to the Code of Ethics as an Access, Investment or Portfolio Person, you must provide the Compliance group with an Initial Holdings Report, a list of all [SECURITIES] subject to this Code for which you are a registered owner or in which you have a [BENEFICIAL OWNERSHIP] interest, and the financial services provider through whom they are held. On an annual basis, you will be asked to provide an Annual Holdings Report, an updated version of this list and to update your brokerage accounts.

VI.   CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

      Yes. The General Counsel or his or her designee, upon consultation with your manager, may grant limited exemptions to specific provisions of the Code on a case-by-case basis.

      A.    HOW TO REQUEST AN EXEMPTION

            E-mail a written request to "LG-Personal Security Trades" (or LG-Personal_Security_Trades@americancentury.com if sending from outside American Century's Lotus Notes system), detailing your situation.

      B.    FACTORS CONSIDERED

            In considering your request, the General Counsel or his or her designee will grant your exemption request if he or she is satisfied that:

            o your request addresses an undue personal hardship imposed on you by the Code of Ethics;

            o  your situation is not contemplated by the Code of Ethics; and

            o your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

      C.    EXEMPTION REPORTING

            All exemptions granted must be reported to the Boards of Directors of our Fund Clients. The Boards of Directors may choose to delegate the task of receiving and reviewing reports to a Committee comprised of Independent Directors.

VII.  CONFIDENTIAL INFORMATION.

      All information about Clients' [SECURITIES] transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, [SECURITIES] transactions of Clients, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any SECURITY. This does not apply to information which has already been publicly disclosed.

VIII. CONFLICTS OF INTEREST.

      You must receive prior written approval from our Clients and/or the Independent Directors of our Fund Clients, as appropriate, to do any of the following:

       o negotiate or enter into any agreement on a Client's behalf with any business concern doing or seeking to do business with the Client if you, or a person related to you, has a substantial interest in the business concern;

       o enter into an agreement, negotiate or otherwise do business on the Client's behalf with a personal friend or a person related to you; OR

       o serve on the board of directors of, or act as consultant to, any publicly traded corporation.

IX.   WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?

      You may be subject to serious penalties.

      A.    THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

            o  formal warning;

            o  restriction of trading privileges;

            o  disgorgement of trading profits;

            o  fine; AND/OR

            o  suspension or termination of employment.

      B.    PENALTY FACTORS

            The factors which may be considered when determining the appropriate penalty include, but are not limited to:

            o  the harm to Client interests;

            o  the extent of unjust enrichment;

            o  the frequency of occurrence;

            o the degree to which there is personal benefit from unique knowledge obtained through employment with American Century;

            o  the degree of perception of a conflict of interest;

            o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR

            o the level of accurate, honest and timely cooperation from the person subject to the Code.

            If you have any questions about the Code, do not hesitate to ask a member of management or Compliance.

X.    ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE.

      As a condition of your employment, you will be asked to certify annually:

            o  that you have read this Code of Ethics;

            o  that you understand this Code of Ethics; AND

            o  that you have complied with this Code of Ethics.

XI.   AMERICAN CENTURY'S QUARTERLY REPORT TO FUND DIRECTORS.

      American Century management will prepare a quarterly report to the Board of Directors of each Fund Client of any violation of this Code of Ethics requiring significant sanctions.

APPENDIX 1: DEFINITIONS

1.    "BENEFICIAL OWNERSHIP"

      See "Appendix 2:  What is Beneficial Ownership?".

2.    "CODE-EXEMPT SECURITY"

      A "code-exempt security" is a security in which you may invest without preclearing such transactions with American Century. The list of Code-Exempt Securities appears in Appendix 3.

3.    "INITIAL PUBLIC OFFERING"

      "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.    "PRIVATE PLACEMENT"

      "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

5.    "SECURITY"

      A "security" includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

      o  note,

      o  stock,

      o  treasury stock,

      o  bond,

      o  debenture,

      o  evidence of indebtedness,

      o certificate of interest or participation in any profit-sharing agreement,

      o  collateral-trust certificate,

      o  preorganization certificate or subscription,

      o  transferable share,

      o  investment contract,

      o  voting-trust certificate,

      o  certificate of deposit for a security,

      o  fractional undivided interest in oil, gas or other mineral rights,

      o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof),

      o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency,

      o in general, any interest or instrument commonly known as a "security," or

      o any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

APPENDIX 2: WHAT IS "BENEFICIAL OWNERSHIP"?

1. ARE SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS "BENEFICIALLY OWNED" BY ME?

      Probably. As a general rule, you are regarded as the beneficial owner of [SECURITIES] held in the name of

      o  your spouse or domestic partner;

      o  your minor children;

      o  a relative who shares your home; OR

      o  any other person IF:

            o You obtain from such [SECURITIES] benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the [SECURITIES] held by your spouse, you are the beneficial owner; OR

            o  You can obtain title to the [SECURITIES] now or in the future.


2.    ARE SECURITIES HELD BY A COMPANY I OWN ALSO "BENEFICIALLY OWNED" BY ME?

      Probably not. Owning the securities of a company does not mean you "beneficially own" the securities that the company itself owns. However, you will be deemed to "beneficially own" these [SECURITIES] if:

      o The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in SECURITIES; AND

      o  The company has no other substantial business.

      In such cases, you and those who are in a position to control the company will be deemed to "beneficially own" the [SECURITIES] owned by the company.

3.    ARE SECURITIES HELD IN TRUST "BENEFICIALLY OWNED" BY ME?

      Maybe. You are deemed to "beneficially own" [SECURITIES] held in trust if any of the following is true:

      o You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;

      o  You have a vested beneficial interest in the trust; OR

      o You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

      As used in this section, the "immediate family" of a trustee means:

      o  A son or daughter of the trustee, or a descendent of either;

      o A stepson or stepdaughter of the trustee;

      o  The father or mother of the trustee, or an ancestor of either;

      o  A stepfather or stepmother of the trustee; AND

      o  A spouse or domestic partner of the trustee.

       For the purpose of determining whether any of the foregoing relationships exists, a legally adopted child of a person is considered a child of such person.

4.    ARE SECURITIES IN PENSION OR RETIREMENT PLANS "BENEFICIALLY OWNED" BY ME?

      Probably not. Beneficial ownership does not include indirect interest by any person in portfolio [SECURITIES] held by a pension or retirement plan holding [SECURITIES] of an issuer whose employees generally are the beneficiaries of the plan.

      However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio [SECURITIES] if you can withdraw and trade the [SECURITIES] without withdrawing from the plan.

5.    EXAMPLES OF BENEFICIAL OWNERSHIP

      SECURITIES HELD BY FAMILY MEMBERS OR DOMESTIC PARTNERS

      Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's [SECURITIES].

      Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's [SECURITIES].

      Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

      Example 4: Bob and Nancy are engaged. The house they share is still in Nancy's name only. They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses. Although Nancy is the only one employed by American Century, Bob is a beneficial owner and subject to the Code of Ethics.

      SECURITIES HELD BY A COMPANY

      Example 5: ABC is a holding company with five shareholders owning equal shares in the company. Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in [SECURITIES]. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the securities owned by ABC Company's subsidiaries.

      SECURITIES HELD IN TRUST

      Example 6: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of the trust.

      Example 7: Jane is trustee of an irrevocable trust for her daughter. Jane is a director of the issuer of the equity [SECURITIES] held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jane is entitled to the corpus. Jane is a beneficial owner of the trust.

APPENDIX 3:  CODE-EXEMPT SECURITIES

Because they do not pose a possibility for abuse, some securities, defined as Code-Exempt Securities, are exempt from the preclearance and quarterly reporting requirements. However, confirmations from your service providers are required in all cases (except mutual funds) and some Code-Exempt Securities must be disclosed on your Initial and Annual Holdings Reports.

      1. CODE-EXEMPT SECURITIES NOT SUBJECT TO DISCLOSURE ON YOUR INITIAL AND ANNUAL HOLDINGS REPORTS:

            o  Mutual funds (open-end funds)

            o  Closed-end funds

            o  Bank Certificates of Deposit

            o  U.S. government securities (Treasury notes, etc.)

            o  Commercial paper

            o  Bankers acceptances

            o High quality short-term debt instruments, including repurchase agreements. A "high quality short-term debt instrument" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

      2. CODE-EXEMPT SECURITIES SUBJECT TO DISCLOSURE ON YOUR INITIAL AND ANNUAL HOLDINGS REPORTS:

            o Securities which are acquired through an employer-sponsored automatic payroll deduction plan (only the acquisition of the security is exempt, NOT the sale)

            o Securities purchased through dividend reinvestment programs (only the acquisition of the security is exempt, NOT the sale)

            o  Futures contracts (and option contracts) on the following:

               o  Standard & Poor's 500 Index; or

               o  Standard & Poor's 100 Index

            o  NASDAQ 100 Shares (Ticker QQQ).

            We may modify this list of securities at any time, please send an e-mail to "LG-Personal Security Trades" to request the most current list.

APPENDIX 4: HOW DOES THE PRECLEARANCE PROCESS WORK?

After your request is entered into our mainframe system, it is then subjected to the following tests.


Step 1: DE MINIMIS TRANSACTION TEST (THIS TEST DOES NOT APPLY TO THE TRADE
        REQUESTS OF PORTFOLIO AND INVESTMENT PERSONS.)

o  Is the security issuer's market capitalization greater than $1 billion?

o Will your proposed transaction, together with your other transactions in the security for the current calendar quarter, be less than $10,000?

o Does the security trade on a national securities exchange or market, such as the New York Stock Exchange (NYSE) or National Association of Securities Dealers Automated Quotation System (NASDAQ)?

If the answer to ALL of these questions is "YES", the system will generate a message and send it to you approving your proposed transaction.

If the answer to ANY of these questions is "NO", then your request is subject to Step 2.


STEP 2: OPEN ORDER TEST

o  Is there an open order for that security for any Client?

If "YES", the system will send a message to you to DENY the personal trade request.

If "NO", then your request is subject to Step 3.


STEP 3: FOLLOW LIST TEST

o  Does any account or Fund own the security?

o Does the security appear on the computerized list of stocks American Century is considering to purchase for a Client?

If the answer to BOTH of these questions is "NO", the system will send a message to you to APPROVE your proposed transaction.

If the answer to EITHER of these questions is "YES", then your request is subject to Step 4.

STEP 4: PRESENT INTENTIONS TEST

The system sends a message to our trading desk in Kansas City which identifies the security described in your preclearance request. A trading desk representative then contacts a representative from each of the portfolio management teams asks if any portfolio manager is considering buying or selling the security within the next five (5) business days.

If ALL of the portfolio management teams respond "NO", your request will be APPROVED (unless you are a Portfolio Person, see Step 5).

If ANY of the portfolio management teams respond "YES", your request will be DENIED.

STEP 5: PORTFOLIO PERSONS ONLY

The General Counsel or his/her designee must approve your request before an APPROVAL or a DENIAL message is sent to you.

THE PRECLEARANCE PROCESS CAN BE CHANGED AT ANY TIME TO ENSURE THAT THE GOALS OF AMERICAN CENTURY'S CODE OF ETHICS ARE ADVANCED.

                                   SCHEDULE A

The Code of Ethics to which this Schedule is attached was most recently approved by the Board of Directors/Trustees of the following Companies as of the dates indicated:

--------------------------------------------------------------------------------
Investment Advisor                                         Most Recent Approval
                                                                  Date
--------------------------------------------------------------------------------
American Century Investment Management, Inc.               December 15, 1999
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Principal Underwriter                                      Most Recent Approval
                                                                  Date
--------------------------------------------------------------------------------
American Century Investment Services, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Fund Clients                                               Most Recent Approval
                                                                  Date
--------------------------------------------------------------------------------
American Century Avanti Funds, Inc.
American Century California Tax-Free and Municipal Funds   December 15, 1997
American Century Capital Portfolios, Inc.                  February 21, 1998
American Century Government Income Trust                   December 15, 1997
American Century International Bond Funds                  December 15, 1997
American Century Investment Trust                          December 15, 1997
American Century Learning Quest
American Century Municipal Trust                           December 15, 1997
American Century Mutual Funds, Inc.                        February 21, 1998
American Century Premium Reserves, Inc.                    February 21, 1998
American Century Quantitative Equity Funds                 December 15, 1997
American Century Strategic Asset Allocations, Inc.         February 21, 1998
American Century Target Maturities Trust                   December 15, 1997
American Century Variable Portfolios, Inc.                 February 21, 1998
American Century Variable Portfolios II, Inc.
American Century World Mutual Funds, Inc.                  February 21, 1998
--------------------------------------------------------------------------------

Subadvised, Separate and Other Accounts are Included But Not listed Here.

                                BARON ASSET FUND
                              BARON CAPITAL FUNDS
                                   BAMCO INC.
                              BARON CAPITAL, INC.

                                 CODE OF ETHICS
                                    REVISED
                          EFFECTIVE: DECEMBER 1, 1999

A. INTRODUCTION
     Rule 17j-1(a)(1) under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for certain persons in connection with the purchase or sale, directly or indirectly, by such persons of a security held or to be acquired by Baron Asset Fund or any series thereof or Baron Capital Asset Fund or any series thereof (collectively and individually a "Fund"):

     1.  To employ any device, scheme, or artifice to defraud a Fund;

     2. To make to a Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

     4.  To engage in any manipulative practice with respect to a Fund.

     In view of the foregoing, the Board of Trustees of the Funds has determined to adopt this Code of Ethics ("Code") to specify and prohibit certain types of personal securities transactions deemed to create conflicts of interest and to establish reporting requirements and enforcement procedures. The provisions of this Code are applicable to all employees of the Funds; BAMCO, Inc. ("BAMCO"), the Funds' adviser; and Baron Capital, Inc. ("BCI"), the Funds' principal underwriter. Any material amendments to this Code must be approved by the Board no later than six months after adoption of a material change.

     It is the judgment of the Funds' Board of Trustees and of BAMCO and BCI that as a matter of policy a code of ethics should not inhibit responsible personal investment within boundaries reasonably necessary to ensure compliance with applicable laws with respect to the Funds. The Fund's Board of Trustees believes that as a matter of general fiduciary responsibility the following three principles must govern personal investment activities. First, the interests of the Fund's shareholders must and shall come first. In any decision relating to personal investment, all persons subject to this Code must scrupulously avoid serving personal interests ahead of the shareholders'. For example, it would be a violation of the Code of Ethics for a portfolio manager to purchase a security for his own account that he believes a Fund may subsequently purchase. Second, personal investments should comport with the Code and should avoid any actual or potential conflicts of interest. The Board of Trustees is committed to avoiding situations involving any real or possible impropriety, and persons subject to the Code should avoid conduct that creates a potential for problems. For example, it would be a violation of the Code of Ethics for a portfolio manager to purchase a security that would be an appropriate investment for a Fund for his personal account instead of for a Fund. Third, Fund personnel should not take inappropriate advantage of their position with or on behalf of a Fund. It is imperative that those who work for or on behalf of a Fund avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interests of shareholders. For example, a portfolio manager should not receive an investment opportunity or gift from persons seeking or doing business with a Fund.

     This Code does not cover all possible areas of potential liability under the 1940 Act. Technical compliance with the Code will not automatically insulate from scrutiny trades by a person which show a pattern of abuse of the person's fiduciary duties to the Funds. Persons subject to this Code should seek advice before engaging in any transactions other than the purchase or redemption of Fund shares if the transaction directly or indirectly involves themselves or family members and a Fund.

B. DEFINITIONS

     1.  "ADVISER" means BAMCO, Inc.

     2. "ACCESS PERSON" means any trustee other than a Disinterested trustee (as defined herein), officer, director, employee or advisory person of the Funds, the Adviser, or BCI.

     3. "ADVISORY PERSON" means (i) any access person of the Funds or the Adviser or any company in a control relationship to the Funds or the Adviser who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Funds or the Adviser who obtains information concerning the recommendations made to a Fund with regard to the purchase or sale of a security.

     4. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. A person shall be deemed to beneficially own securities held by a spouse, minor child, or other person living with or financially supported by that person.

     5. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

     6. "DESIGNATED PERSON" means an individual or individuals appointed from time to time by the Funds' Board of Trustees for the purpose of this Code of Ethics.

     7. "DISINTERESTED TRUSTEE" means a Trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

     8. "INVESTMENT COMPANY" means a company registered as such under the 1940 Act and for which the Adviser is the investment adviser.

     9. "PORTFOLIO MANAGER" means any employee who has primary direct responsibility and authority to make investment decisions affecting a Fund.

     10. "PURCHASE OR SALE OF A SECURITY" includes, inter alia, the writing of an option to purchase or sell a security.

     11. "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

     12. "SECURITY HELD OR TO BE ACQUIRED" means (i) any security which, within the most recent 15 days (1) is or has been held by a Fund, or (2) is being or has been considered by the Fund or its investment adviser for purchase by a Fund, and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security, including warrants to purchase or sell the security.

     13. "SECURITY BEING CONSIDERED FOR PURCHASE OR SALE" occurs when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     14. "UNIVERSE" means securities with a market cap of less than $10 billion in industries in which the Funds have, or in the past five years had, an interest in making investments. "SUBUNIVERSE" means, with respect to a portfolio manager of a Fund, securities in the Universe for which that portfolio manager has primary direct investment responsibility and authority. The Designated Persons, acting in consultation with Ron Baron and/or the Board of Trustees, shall determine from time to time the industries and/or market cap ranges included in the Universe and in each portfolio manager's Subuniverse.

C.  RESTRICTIONS

     1. No access person or Disinterested trustee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale is (i)being considered for purchase or sale by a Fund, or (ii) being purchased or sold by a Fund.

     2.  Purchases, sales or other dispositions of securities

         a. HELD BY FUND.

            (i) Portfolio Managers. No portfolio manager may purchase a security that is in his or her Subuniverse, unless the Fund or Funds for which that person is a portfolio manager are restricted from further purchases. A portfolio manager who purchases or otherwise holds a security that is held by the Fund for which he/she is the portfolio manager may not sell that security until the Fund has sold its entire position in that security.

            (ii) Non-Portfolio Managers. An access person who is not a portfolio manager of a Fund may purchase a security held by the Funds if such purchase is consistent with paragraph 1 and the other restrictions in sections d,e and f of this paragraph 2. The security must be held for a minimum of one year from the acquisition thereof, unless the Funds have sold their entire position, in which case the minimum holding period is 60 days. The security may not be sold unless the access person who wants to sell has first approached the portfolio manager(s) with his/her reasons why the stock should be sold.

            (iii) Short Sales. A security that is held by any Fund may not be sold short by any access person. A security sold short by an access person that is subsequently purchased by a Fund must be covered by the access person immediately upon discovery that a Fund is purchasing the security. Such purchases will be exempt from the restrictions of subparagraph d herein, but no access person may receive a better intra-day price than any Fund.

         b. IN THE UNIVERSE. An access person who wishes to purchase a security that is in the Universe but that is not held by a Fund must first approach the portfolio manager(s) and pitch the idea. If the portfolio manager(s) has an interest in the security, Paragraph
            (C)(1) hereof would control. An access person who purchases or otherwise holds a security that is in the Universe, but not held by a Fund, must hold the security for a 60 day period (measured from the date of purchase or other acquisition thereof). If the Fund subsequently purchases the security, then the access person must hold the security for a minimum of one year, unless the Fund has sold its entire position or extenuating circumstances exist. A security that is in the Universe but not held by the Fund may be sold short, but the holding periods apply. Prior approval must be obtained pursuant to paragraph F(1) hereof.

         c. NOT IN UNIVERSE. An access person who purchases or otherwise holds a security that is not in the Universe may not sell that security until the expiration of 60 days from the acquisition thereof. The 60 day holding period also applies to a short sale of a security. Prior approval must be obtained pursuant to paragraph F(2) hereof.

         d. RESTRICTED PERIODS. No access person may buy or sell a security within fifteen calendar days after a Fund trades in that security. If a Fund purchases or sells a security within seven days after an access person purchases or sells such security, the Fund must receive the better price, pursuant to paragraph E(3) hereof. If an access person has entered into a legitimate hedging transaction, as long as the underlying security has been held for a minimum of 60 days, the hedge may be closed in less than 60 days, upon receipt of the appropriate approvals.

         e. PUBLIC OFFERINGS. No access person may acquire any security in any initial or secondary public offering.

         f. PRIVATE OFFERINGS. No access person may acquire any securities in a private placement without prior approval. The Designated Persons shall consider, among other things, whether the investment opportunity should be reserved for a Fund and its shareholders and whether the opportunity is being offered to an individual by virtue of his or her position with the Funds, the Adviser or BCI. Should the acquisition be authorized and should a Fund subsequently consider an investment in such issuer, the acquisition must be disclosed and the decision to purchase the securities of that issuer should be subject to an independent review by a person with no personal interest in the issuer.

     3. An access person becomes subject to this Code of Ethics upon commencement of his or her employment with Baron Capital. Securities positions acquired prior to employment with the firm are subject to the restrictions of the Code of Ethics as of commencement of employment.

D.   EXEMPTIONS The prohibitions of paragraph C of this Code shall not apply to:

     1. Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

     2. Purchases or sales that are non-volitional on the part of the access person.

     3.  Purchases which are part of an automatic dividend reinvestment plan.

     4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     5. Notwithstanding the prohibitions of paragraph C hereof, purchases or sales by access persons other than portfolio managers which receive the prior written approval of the Designated Persons which are only remotely potentially harmful to a Fund because (i) they would be very unlikely to affect a highly institutional market, or (ii) because they clearly are not related economically to the securities to be purchased, sold or held by a Fund.


E.   ADDITIONAL PROHIBITIONS; PENALTIES

     1. No access person may receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Funds.

     2. No advisory person may serve on the board of directors of a publicly traded company absent prior authorization based upon a determination that the board service would be consistent with the interests of the Funds and their shareholders. Where board service is authorized, advisory persons serving as directors generally should be isolated from making investment decisions with respect to those companies.

     3. Any profits realized on transactions in violation of this Code of Ethics must be disgorged within five days of notification of the amount by the Designated Persons. If a Fund purchases or sells a security within seven days of an access person's purchase or sale in that security, the Fund must receive the better price or the equivalent thereof.

F.   PRE-CLEARANCE AND BROKERAGE

     All access and advisory persons and any other person so designated must preclear all securities transactions subject to this Code using the pre-clearance form (an example of which is attached) as follows. All necessary approvals must be obtained before any transaction orders are entered. The pre-clearance requirement applies to all securities beneficially owned or that will be beneficially owned as a result of the transaction (including transactions for or on behalf of a spouse, dependant or the account of any entity controlled by the access or advisory person or of which such access or advisory person or immediate family member is a direct or indirect beneficiary).

     1. For securities subject to this Code that are IN THE UNIVERSE, a fully completed pre-clearance form must be signed by Ron Baron and by both of the Designated Persons. If Ron Baron is not available in person, a Designated Person may receive verbal instructions from Ron Baron.

     2. For securities subject to this Code that are NOT IN THE UNIVERSE, a fully completed pre-clearance form must be approved in writing by both of the Designated Persons.

     3. All access persons must effect all personal securities transactions through a broker-dealer designated by the Board of Trustees. Exceptions may be granted by the Board of Trustees or the Designated Persons upon good cause shown in a written memo.

     4. The approval is valid only for the day on which it is given. A continuance for a limited period of time may be granted by the Designated Persons, in writing, upon good cause shown.

     5. A limited exemption to the pre-clearance requirement applies to purchases or sales by a spouse of an access person, in circumstances where the spouse is employed by a broker/dealer or money management firm, or the spouse's principal occupation is securities trading, subject to the following conditions.

         a. Prior to placing any trades in reliance on this exemption, the access person must request, in writing, permission from the Designated Persons for his/her spouse to qualify for this exemption and must agree to promptly notify the Designated Persons of a change in status.

         b. This exemption shall not be available if such spouse knows or reasonably should know that a Fund is considering purchasing or selling the security.

         c. The pre-clearance exemption shall not apply to any transaction in any security held by a Fund as reported in a Fund's most recently published holdings report.

         d. This exemption shall not exempt any spouse from compliance with the reporting provisions of paragraph G of this Code.

G. REPORTING

     1. Every access person shall report to the Funds, or to a person designated by the Funds' Board of Trustees for this purpose, the information described herein with respect to securities in which such person has or acquires any direct or indirect beneficial ownership in the security; provided, however, that such reporting person shall not be required to make reports with respect to any account and/or transaction over which such person does not have any direct or indirect influence; or where it would duplicate information recorded pursuant to Rules 204-2(a)(12) or (13) under the Investment Advisers Act of 1940.

     2. A Disinterested Trustee need only report a transaction in a security if such Trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Funds, should have known that, during the 15-day period immediately preceding the date of the transaction by the Trustee, such security was purchased or sold by a Fund or was being considered for purchase or sale by the Adviser.

     3. QUARTERLY REPORTS. Not later than 10 days after the end of the calendar quarter in which a transaction was effected, each access person shall report the following information with respect to any security in which the access person had any direct or indirect beneficial ownership:

         a. the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

         b. the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

         c. the price at which the transaction was effected;

         d. the name of the broker, dealer or bank with or through whom the transaction was effected; and

         e. the date that the report is submitted by the access person. In addition, all access persons are required to have duplicate copies of all relevant brokerage statements sent to the appointed person at Baron Capital.

     4. HOLDINGS REPORTS. In addition to the quarterly reports, all access persons shall be required to disclose all personal securities accounts and all personal securities holdings of which the access person is the direct or indirect beneficial owner, including mutual funds and securities held by or for the account of an immediate family member (spouse, dependants) and for the account of any entity controlled by the access person or of which such access person or immediate family member is a direct or indirect beneficiary, within 10 days of commencement of employment and thereafter on an annual basis as of September 30 of each year and/or at any other time as requested by the firm. The information in the reports must be current as of a date no more than 30 days before the report is submitted. The reports must contain the title, number of shares and principal amount of each security and the name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held. All such reports must be provided within the time specified in the request. All violations shall be reported to the Board of Trustees.

     5. CAPITAL GAINS REPORTS. Each access person shall be required to submit annually a copy of Schedule D of his or her federal tax return at the time of the filing thereof. The Schedule D must be accompanied by a signed statement representing that the Schedule D is a true and correct copy of the Schedule D as filed with that such person's federal tax return for that calendar year. Persons who file tax returns pursuant to an extension request after April 15 should submit a signed statement to that effect by April 15 and undertake therein to submit the Schedule D no later than the federal due date. Every access person must report securities transactions for any account of an immediate family member (spouse, dependants) and for the account of any entity controlled by an access person or of which such access person or immediate family member is a direct or indirect beneficiary. Excluded from the reporting requirements are transactions for the account of an access person or immediate family member over which the access person or immediate family member has no direct or indirect control with respect to the selection of the securities therefor.

     6. Any of the reports may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     7. All reports required to be filed pursuant to subparagraphs 3, 4 and 5 of this paragraph G shall be reviewed by the persons listed in Part III of the Supplement to the Code of Ethics.

     8. The Funds, BAMCO and BCI shall furnish to the Funds' Board of Trustees, and the Board of Trustees must consider, a written report that (i) describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (ii) certifies that the Funds, BAMCO and BCI, as applicable, have adopted procedures reasonably necessary to prevent access persons from violating the Code.

H.   CERTIFICATION OF COMPLIANCE

     All access persons and Disinterested Trustees shall be required to certify annually that they have read and understand the Code and recognize that they are subject thereto, that they have complied with the requirements of the Code, and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

I.   SANCTIONS

     Upon discovering a violation of this Code, the Board of Trustees of the Funds may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator and/or a disgorging of any profits.

                                  BARON FUNDS
                                 CODE OF ETHICS
                           As Revised December 1, 1999

I fully understand and hereby agree to be bound by this Code of Ethics.

                                                         Date:__________________

Signature: _______________________________

Print Name: _______________________________

                                                                October 21, 1999

                                  BARON FUNDS
                              BARON CAPITAL FUNDS
                                  BAMCO, INC.
                              BARON CAPITAL, INC.

                               SUPPLEMENT TO THE
                                 CODE OF ETHICS

I "UNIVERSE" as described in Section B (14) of the Code of Ethics includes all securities in all industries with a market cap of less than $10 billion and all Internet-related securities.

II   DESIGNATED PERSONS & BROKER
     The following individuals are currently the Designated Persons under the Code of Ethics:

               Linda Martinson
               Morty Schaja

     Note:
     The signatures of both Designated Persons are required to be in compliance with the pre-clearance procedures of the Code of Ethics. If the security is in the Universe, Ron Baron's signature is also required.

     The designated brokers are Charles Schwab, and in some limited circumstances, Baron Capital. Employees who want to trade through another broker must submit a written request and get authorization from the Designated Persons or the Board of Trustees.

III  REVIEW PERSONNEL

     The following individuals are currently assigned to review the reports required pursuant to paragraph H of the Code of Ethics:

               Archina D'Agostino
               Kim Cianciarosa Petz
               who report to Linda Martinson

                 J.P. MORGAN FLEMING ASSET MANAGEMENT (USA) INC.
                     J.P. MORGAN INVESTMENT MANAGEMENT INC.
                              ROBERT FLEMING, INC.
              J.P. MORGAN FLEMING ASSET MANAGEMENT (LONDON) LIMITED
                       JF INTERNATIONAL MANAGEMENT LIMITED

                                 CODE OF ETHICS

1.  Purposes

     This Code of Ethics (the "Code") has been adopted by investment advisers listed above, and any affiliates thereof that provide investment advisory service (collectively, "J.P. Morgan Fleming"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities Held or to be Acquired (defined in Section 2(k) of this Code) by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:

     It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (a) To employ any device, scheme or artifice to defraud the Fund;

     (b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (d) To engage in any manipulative practice with respect to the Fund.

2.   Definitions

     (a) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

     (b) "Administrator" means Morgan Guaranty Trust Company or any successors.

     (c) "Advisory Person" means (i) any employee of the Adviser or the Administrator (or any company in a control relationship to the Adviser or Administrator) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

     (d) "Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     (e) "Control" has the same meaning as in Section 2(a)(9) of the Act.

     (f) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     (g) "Fund" means an Investment Company registered under the Investment Company Act of 1940.

     (h) "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

     (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (j) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (k) "Security Held or to be Acquired" by a Adviser means: (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or other client of the Adviser or is being or has been considered by the Adviser for purchase by a Fund or other client of the Adviser; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 2(k)(i) of this Code.

3.   Statement of Principles

     It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:

     (a) the duty to at all times place the interests of shareholders and other clients of the Adviser first;

     (b) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     (c) the fundamental standard that Investment Personnel may not take inappropriate advantage of their position; and

     (d) all personal transactions must be oriented toward investment, not short-term or speculative trading.

     It is further understood that the procedures, reporting and recordkeeping requirements set forth below are hereby adopted and certified by the Adviser as reasonably necessary to prevent Access Persons from violating the provisions of this Code of Ethics.

4.   Procedures to be followed regarding Personal Investments by Access Persons

     (a) Pre-clearance requirement. Each Access Person must obtain prior written approval from his or her group head (or designee) and from the Adviser's compliance department before transacting in any Covered Security based on certain quidelines set forth from time to time by the Adviser's compliance department. For details regarding transactions in mutual funds, see Section 4(e).

     (b) Brokerage transaction reporting requirement. Each Access Person working in the United States must maintain all of his or her accounts and the accounts of any person of which he or she is deemed to be a beneficial owner with a broker designated by the Adviser and must direct such broker to provide broker trade confirmations to the Adviser's compliance department, unless an exception has been granted by the Adviser's compliance department. Each Access Person to whom an exception to the designated broker requirement has been granted must instruct his or her broker to forward all trade confirms and monthly statements to the Adviser's compliance department. Access Persons located outside the United States are required to provide details of each brokerage transaction of which he or she is deemed to be the beneficial owner, to the Adviser's compliance group, within the customary period for the confirmation of such trades in that market.

     (c) Initial public offerings (new issues). Access Persons are prohibited from participating in Initial Public Offerings, whether or not J.P. Morgan Chase or any of its affiliates is an underwriter of the new issue, while the issue is in syndication.

     (d) Minimum investment holding period. Each Access Person is subject to a 60-day minimum holding period for personal transactions in Covered Securities. An exception to this minimum holding period requirement may be granted in the case of hardship as determined by the Adviser's compliance department.

     (e) Mutual funds. Each Access Person must pre-clear transactions in shares of closed-end Funds with the Adviser's compliance department, as they would with any other Covered Security. See Section 4(a). Each Access Person must obtain pre-clearance from his or her group head(or designee) before buying or selling shares in an open-end Fund or a sub-advised Fund managed by the Adviser if such Access Person has had recent dealings or responsibilities regarding such mutual fund.

     (f) Limited offerings. An Access Person may participate in a limited offering only with advance notification to the Adviser's compliance department and with written approval of such Access Person's group head (or designee) .

     (g) Blackout periods. Advisory Persons are subject to blackout periods 7 calendar days before and after the trade date of a Covered Security where such Advisory Person makes, participates in, or obtains information regarding the purchase or sale of such Covered Security for any of their client accounts. In addition, Access Persons are prohibited from executing a transaction in a Covered Security during a period in which there is a pending buy or sell order on the Adviser's trading desk.

     (h) Prohibitions. Short sales are generally prohibited. Transactions in options, rights, warrants, or other short-term securities and in futures contracts (unless for bona fide hedging) are prohibited, except for purchases of options on widely traded indices specified by the Adviser's compliance department.

     (i) Securities of J.P. Morgan Chase. All transactions in securities issued by J.P. Morgan Chase must be pre-cleared with the Adviser's compliance department.

     (j) Each Advisory Person must disclose any potential conflict of interest (personal or professional) to his or her group head either prior to or at the time of making any recommendation that may result in the purchase or sale of securities for a Fund.

5.   Reporting Requirements

     (a) Every Access Person must report to the Adviser:

         (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
         (C) the date that the report is submitted by the Access Person.

         (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable) , the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

         (iii) New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

         (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) : (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

     (b) Exceptions from the Reporting Requirements.

         (i) Notwithstanding the provisions of Section 5(a) , no Access Person shall be required to make:

             A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

             B. a Quarterly Transaction or New Account Report under Sections
                5(a) (ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 5(a) (ii) or (iii) , as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

     (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in Quarterly Transaction Reports filed pursuant to Section 5(a) (ii) .

     (d) All reports prepared pursuant to this Section 5 shall be filed with the appropriate compliance personnel designated by the Adviser and reviewed in accordance with procedures adopted by such personnel.

     (e) The Adviser will identify all Access Persons who are required to file reports pursuant to this Section 5 and will inform them of their reporting obligation.

     (f) The Adviser no less frequently than annually shall furnish to a Fund's board of directors for their consideration a written report that:

             (a) describes any issues under this Code of Ethics or related procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

             (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

6.   Recordkeeping Requirements

     The Adviser must at its principal place of business maintain records in the manner and extent set out in this Section of this Code and must make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

         (a) A copy of its code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

         (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

         (c) A copy of each report made by an Access Person as required by
             Section 5(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

         (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

         (e) A copy of each report required by 5(f) above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (f) A record of any decision and the reasons supporting the decision to approve the acquisition by Access Persons of securities under
             Section 4(f) above, for at least five years after the end of the fiscal year in which the approval is granted.

8.   Sanctions

     Upon discovering a violation of this Code, the Adviser may impose such sanctions as they deem appropriate, including, inter alia, financial penalty, a letter of censure or suspension or termination of the employment of the violator.

                              PIMCO CODE OF ETHICS

                        Effective as of December 31, 2001

                                  INTRODUCTION

                               GENERAL PRINCIPLES


     This Code of Ethics is based on the principle that you, as a director, officer or other Advisory Employee of Pacific Investment Management Company ("PIMCO"), owe a fiduciary duty to, among others, the shareholders of the Funds and other clients (together with the Funds, the "Advisory Clients") for which PIMCO serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

     At all times, you must observe the following general rules:

     1. YOU MUST PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Code's specific provisions. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of your fiduciary duties or that create an appearance of such abuse.

         Your fiduciary obligation applies not only to your personal trading activities but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security or Futures Contract you owned for the purpose of increasing the value of that Security or Futures Contract. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions, you would also violate this Code if you made a personal investment in a Security or Futures Contract that might be an appropriate investment for an Advisory Client without first considering the Security or Futures Contract as an investment for the Advisory Client.

     2. YOU MUST CONDUCT ALL OF YOUR PERSONAL INVESTMENT TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE PIMCO ADVISORS L.P. INSIDER TRADING POLICY AND PROCEDURES (THE "INSIDER TRADING POLICY"), AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY. PIMCO encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the appearance of unfairness or impropriety. Accordingly, YOU MUST COMPLY WITH THE POLICIES AND PROCEDURES SET FORTH IN THIS CODE UNDER THE HEADING PERSONAL INVESTMENT TRANSACTIONS. In addition, you must comply with the policies and procedures set forth in the INSIDER TRADING POLICY, which is attached to this Code as Appendix II. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal trading.

     3. YOU MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking business with PIMCO directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading GIFTS AND SERVICE AS A DIRECTOR. Doubtful situations should be resolved against your personal interest.

                         THE GENERAL SCOPE OF THE CODE'S
                 APPLICATIONS TO PERSONAL INVESTMENT ACTIVITIES


     The Code reflects the fact that PIMCO specializes in the management of fixed income portfolios. The vast majority of assets PIMCO purchases and sells on behalf of its Advisory Clients consist of corporate debt Securities, U.S. and foreign government obligations, asset-backed Securities, money market instruments, foreign currencies, and futures contracts and options with respect to those instruments. For its StocksPLUS Funds, PIMCO also purchases futures and options on the S & P 500 index and, on rare occasions, may purchase or sell baskets of the stocks represented in the S & P 500. For its Convertible Fund and other Advisory Clients, PIMCO purchases convertible securities that may be converted or exchanged into underlying shares of common stock. Other PIMCO Funds may also invest in convertible securities. The Convertible Fund and other Advisory Clients may also invest a portion of their assets in common stocks.

     Rule 17j-1 under the Investment Company Act of 1940 requires REPORTING of all personal transactions in Securities (other than certain Exempt Securities) by certain persons, whether or not they are Securities that might be purchased or sold by PIMCO on behalf of its Advisory Clients. The Code implements that reporting requirement.

     However, since the purpose of the Code is to avoid conflicts of interest arising from personal trading activities in Securities and other instruments that are held or might be acquired on behalf of our Advisory Clients, this Code only places RESTRICTIONS on personal trading activities in such investments. As a result, this Code does not place restrictions (beyond reporting) on personal trading in most individual equity Securities. Although equities are Securities, they are not purchased or sold by PIMCO on behalf of the vast majority of PIMCO's Advisory Clients and PIMCO has established special procedures to avoid conflicts of interest that might otherwise arise from personal trading in such equity securities. On the other hand, this Code does require reporting and restrict trading in certain Futures Contracts which, although they are not Securities, are instruments in which PIMCO frequently trades for many of its Advisory Clients.

     This Code applies to PIMCO's officers and directors as well as to all of its Advisory Employees. The Code recognizes that portfolio managers and the investment personnel who provide them with advice and who execute their decisions occupy more sensitive positions than other Advisory Employees and that it is appropriate to subject their personal investment activities to greater restrictions.

                          THE ORGANIZATION OF THE CODE

     The remainder of this Code is divided into three sections. The first section concerns PERSONAL INVESTMENT TRANSACTIONS. The second section describes the restrictions on GIFTS AND SERVICE AS A DIRECTOR. The third section summarizes the methods for ensuring COMPLIANCE under the Code. In addition, the following APPENDICES are also a part of this Code:

I.       Definitions of Capitalized Terms
II.      The PIMCO Advisors L.P. Insider Trading Policy and Procedures
III.     Form for Acknowledgment of Receipt of this Code
IV.      Form for Annual Certification of Compliance with this Code
V.       Form for Initial Report of Accounts
VI.      Form for Quarterly Report of Investment Transactions
VII.     Form for Annual Holdings Report
VIII.    Preclearance Request Form
IX.      Preclearance Request Form - PIMCO Closed End Funds
X.       List of PIMCO Compliance Officers

                                    QUESTIONS


     Questions regarding this Code should be addressed to a Compliance Officer listed on Appendix X. Those Compliance Officers compose the PIMCO Compliance Committee.


                        PERSONAL INVESTMENT TRANSACTIONS

                                   IN GENERAL

     Subject to the limited exceptions described below, you are required to report all Investment Transactions in SECURITIES AND FUTURES CONTRACTS made by you, a member of your Immediate Family or a trust in which you have an interest, or on behalf of any account in which you have an interest or which you direct. In addition, you must PRECLEAR certain Investment Transactions in SECURITIES AND FUTURES CONTRACTS THAT PIMCO HOLDS OR MAY ACQUIRE ON BEHALF OF AN ADVISORY CLIENT, INCLUDING CERTAIN INVESTMENT TRANSACTIONS IN RELATED SECURITIES.

     The details of these reporting and preclearance requirements are described below. This Code uses a number of capitalized terms, e.g. Advisory Employee, Beneficial Ownership, Designated Equity Security, Exempt Security, Fixed Income Security, Fund, Futures Contract, Immediate Family, Initial Public Offering, Investment Transaction, Personal Account, Portfolio Employee, Private Placement, Qualified Foreign Government, Related Account, Related Security, and Security. The definitions of these capitalized terms are set forth in Appendix I. TO UNDERSTAND YOUR RESPONSIBILITIES UNDER THE CODE, IT IS IMPORTANT THAT YOU REVIEW AND UNDERSTAND THE DEFINITIONS IN APPENDIX I.

                              REPORTING OBLIGATIONS


     Notification Of Reporting Obligations

     As an Advisory Employee, you are required to report accounts and Investment Transactions in accordance with the requirements of this Code.

     Use Of Broker-Dealers And Futures Commission Merchants

     Unless you are an independent director, YOU MUST USE A REGISTERED BROKER-DEALER OR REGISTERED FUTURES COMMISSION MERCHANT to engage in any purchase or sale of a publicly-traded Security or Publicly-Traded Futures Contract. This requirement also applies to any purchase or sale of a publicly-traded Security or of a Publicly-Traded Futures Contract in which you have, or by reason of the Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Investment Transaction in publicly-traded Securities or Publicly-Traded Futures Contracts by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

     Initial Report

     Within 10 days after commencing employment or within 10 days of any event that causes you to become subject to this Code (e.g. promotion to a position that makes you an Advisory Employee), you shall supply to a Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all Investment Transactions subsequent to the effective date of those statements. These documents shall be supplied to the Compliance Officer by attaching them to the form appended hereto as Appendix V.

     On that same form you shall supply the name of any broker, dealer, bank or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You shall also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

     In addition, you shall also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

     1. A description of the Security or Futures Contract, including its name or title;

     2. The quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount (in dollars) of the Security or Futures Contract; and

     3. The name of any broker, dealer, bank or futures commission merchant with which you maintained an account in which the Security or Futures Contract was held.

     New Accounts

     Immediately upon the opening of a NEW Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract, you shall supply a Compliance Officer with the name of the broker, dealer, bank or futures commission merchant for that account, the identifying number for that Personal Account or Related Account, and the date the account was established.

     Timely Reporting Of Investment Transactions

     You must cause each broker, dealer, bank or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to a Compliance Officer, on a timely basis, duplicate copies of trade confirmations of all Investment Transactions in that account and of periodic statements for that account ("duplicate broker reports").

     In addition, you must report to a Compliance Officer, on a timely basis, any Investment Transaction in a Security or a Futures Contract in which you have or acquired a Beneficial Ownership interest that was established without the use of a broker, dealer, bank or futures commission merchant.

     Quarterly Certifications And Reporting

     At the end of the first, second and third calendar quarters, a Compliance Officer will provide you with a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that holds or is likely to hold a Security or Futures Contract. Within 10 days after the end of that calendar quarter, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that hold Securities or Futures Contracts in which you have or had a Beneficial Ownership interest and for which PIMCO should have received or will receive timely duplicate broker reports for the calendar quarter just ended, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer timely duplicate broker reports for that account.

     You shall provide, on a copy of the form attached hereto as Appendix VI, the following information for each Investment Transaction during the calendar quarter just ended, to the extent that the duplicate broker reports for that calendar quarter did not supply this information to PIMCO:

     1. The date of the Investment Transaction, the title, the interest rate and maturity date (if applicable), the number of shares or contracts, and the principal amount of each Security or Futures Contract involved;

     2. The nature of the Investment Transaction (i.e. purchase, sale or any other type of acquisition or disposition);

     3. The price of the Security or Futures Contract at which the transaction was effected; and

     4. The name of the broker, dealer, bank, or futures commission merchant with or through which the transaction was effected.

You shall provide similar information for the fourth calendar quarter on a copy of the form attached hereto as Appendix VII, which form shall also be used for the Annual Holdings Report described below.

     Annual Holdings Reports

     At the end of each calendar year, a Compliance Officer will provide to you promptly a list of all accounts that you have previously identified to PIMCO as a Personal Account or a Related Account that held or was likely to hold a Security or Futures Contract during that calendar year. Within 10 days after the end of that calendar year, you shall make any necessary additions, corrections or deletions to that list and return it to a Compliance Officer with a certification that: (a) the list, as modified (if necessary), represents a complete list of the Personal Accounts and Related Accounts that held Securities or Futures Contracts in which you had a Beneficial Ownership interest as of the end of that calendar year and for which PIMCO should have received or will receive an account statement of holdings as of the end of that calendar year, and (b) the broker, dealer, bank or futures commission merchant for each account on the list has been instructed to send a Compliance Officer such an account statement.

     You shall provide, on a copy of the form attached hereto as Appendix VII, the following information for each Security or Futures Contract in which you had a Beneficial Ownership interest, as of the end of the previous calendar year, to the extent that the previously referenced account statements have not supplied or will not supply this information to PIMCO:

     1. The title, quantity (e.g. in terms of numbers of shares, units or contracts) and principal amount of each Security or Futures Contract in which you had any Beneficial Ownership interest; and

     2. The name of any broker, dealer, bank or futures commission merchant with which you maintain an account in which any such Securities or Futures Contracts have been held or are held for your benefit.

In addition, you shall also provide, on that same form, Investment Transaction information for the fourth quarter of the calendar year just ended. This information shall be of the type and in the form required for the quarterly reports described above.

     Related Accounts

     The reporting and certification obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

     It is important for you to recognize that the definitions of "Related Account" and "Beneficial Ownership" in Appendix I may require you to provide, or to arrange for the broker, dealer, bank or futures commission merchant to furnish, copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has any vested interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account.

     Exemptions From Reporting

     You need not report Investment Transactions in any account over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control.

         You also need not report Investment Transactions in Exempt Securities (as defined in Appendix I) nor need you furnish, or require a broker, dealer, bank or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities. This includes accounts that only hold U.S. Government Securities, money market interests, or shares in open-end mutual funds. This exemption from reporting shall end immediately, however, at such time as there is an Investment Transaction in that account in a Futures Contract or in a Security that is not an Exempt Security.

                       PROHIBITED INVESTMENT TRANSACTIONS

     Initial Public Offerings of Equity Securities

     If you are a Portfolio Employee (as defined in Appendix I), you may not acquire Beneficial Ownership of any equity Security in an Initial Public Offering.

     Private Placements and Initial Public Offering of Debt Securities

     If you are a Portfolio Employee, you may not acquire a Beneficial Ownership interest in any Security through a Private Placement (or subsequently sell it), or acquire a Beneficial Ownership interest in any debt Security in an Initial Public Offering unless you have received the prior written approval of the Chief Executive Officer of PIMCO or of a Compliance Officer listed on Appendix X. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with PIMCO.

     If, after receiving the necessary approval, you have acquired a Beneficial Ownership interest in Securities through a Private Placement, you must DISCLOSE that investment when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be INDEPENDENTLY REVIEWED by a portfolio manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

     Allianz AG

     You may not engage in any Investment Transaction in securities of Allianz AG, except during the trading windows applicable to such transactions.

                                  PRECLEARANCE

     All Investment Transactions in Securities and Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, must be precleared by a Compliance Officer unless an Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from preclearance."

     Preclearance Procedure

     Preclearance shall be requested by completing and submitting a copy of the applicable preclearance request form attached hereto as Appendix VIII or IX to a Compliance Officer. No Investment Transaction subject to preclearance may be effected prior to receipt of written authorization of the transaction by a Compliance Officer. The authorization and the date of authorization will be reflected on the preclearance request form. Unless otherwise specified, that authorization shall be effective, unless revoked, until the earlier of: (a) the close of business on the day the authorization is given, or (b) until you discover that the information on the preclearance request form is no longer accurate.

     The Compliance Officer from whom authorization is sought may undertake such investigation as he or she considers necessary to determine that the Investment Transaction for which preclearance has been sought complies with the terms of this Code and is consistent with the general principles described at the beginning of the Code.

     Before deciding whether to authorize an Investment Transaction in a particular Security or Futures Contract, the Compliance Officer shall determine and consider, based upon the information reported or known to that Compliance Officer, whether within the most recent 15 days: (a) the Security, the Futures Contract or any Related Security is or has been held by an Advisory Client, or
(b) is being or has been considered for purchase by an Advisory Client. The Compliance Officer shall also determine whether there is a pending BUY or SELL order in the same Security or Futures Contract, or in a Related Security, on behalf of an Advisory Client. If such an order exists, authorization of the personal Investment Transaction shall not be given until the Advisory Client's order is executed or withdrawn. This prohibition may be waived by a Compliance Officer if he or she is convinced that: (a) your personal Investment Transaction is necessary, (b) your personal Investment Transaction will not adversely affect the pending order of the Advisory Client, and (c) provision can be made for the Advisory Client trade to take precedence (in terms of price) over your personal Investment Transaction.

     Exemptions From Preclearance

     Preclearance shall NOT be required for the following Investment Transactions, Securities and Futures Contracts. They are exempt only from the Code's preclearance requirement, and, unless otherwise indicated, remain subject to the Code's other requirements, including its reporting requirements.

     Investment Transactions Exempt From Preclearance

         Preclearance shall NOT be required for any of the following Investment
Transactions:

     1. Any transaction in a Security or Futures Contract in an account that is managed or held by a broker, dealer, bank, futures commission merchant, investment adviser, commodity trading advisor or trustee and over which you do not exercise investment discretion, have notice of transactions prior to execution, or otherwise have any direct or indirect influence or control. There is a presumption that you can influence or control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

     2.  Purchases of Securities under dividend reinvestment plans.

     3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which you have a Beneficial Ownership interest.

     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which you have a Beneficial Ownership interest.

         Securities Exempt From Preclearance
         Regardless Of Transaction Size

     Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities, regardless of the size of that transaction:

     1. All "Exempt Securities" defined in Appendix I, i.e. U.S. Government Securities, shares in open-end mutual funds, and high quality short-term debt instruments.

     2. All closed-end mutual funds (other than any fund for which PIMCO serves as the investment advisor or sub-advisor), and rights distributed to shareholders in closed-end mutual funds.

     3.  All options on any index of equity Securities.

     4. All Fixed Income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     5. All options on foreign currencies or baskets of foreign currencies (whether or not traded on an exchange or board of trade).

     6. EXCEPT FOR DESIGNATED EQUITY SECURITIES (as defined in Appendix I and discussed below), all equity Securities or options, warrants or other rights to equity Securities.

         Securities Exempt from Preclearance
         Depending On Transaction Size

     Preclearance shall NOT be required for an Investment Transaction in the following Securities or Related Securities if they do not exceed the specified transaction size thresholds (which thresholds may be increased or decreased by PIMCO upon written notification to employees in the future depending on the depth and liquidity of Fixed Income Securities or Tax-Exempt Municipal Bonds market):

     1. Purchases or sales of up to $1,000,000 (in market value or face amount whichever is greater) per calendar month per issuer of Fixed Income Securities issued by a Qualified Foreign Government.

     2. Purchases or sales of the following dollar values (measured in market value or face amount, whichever is greater) of corporate debt Securities, mortgage-backed and other asset-backed Securities, Tax-Exempt Municipal Bonds, taxable state, local and municipal Fixed Income Securities, structured notes and loan participations, and foreign government debt Securities issued by non-qualified foreign governments (hereinafter collectively referred to as "Relevant Debt Securities"):

         a. Purchases or sales of up to $100,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was less than $50 million;

         b. Purchases or sales of up to $500,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $50 million but less than $100 million; or

         c. Purchases or sales of up to $1,000,000 per calendar month per issuer if the original issue size of any Relevant Debt Security being purchased or sold was at least $100 million.

     Preclearance of Designated Equity Securities

     If a Compliance Officer receives notification from a Portfolio Employee that an equity Security or an option, warrant or other right to an equity Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients, the Compliance Officer will send you an e-mail message or similar transmission notifying you that this equity Security or option, warrant or other right to an equity Security is now a "Designated Equity Security." A current list of Designated Equity Securities (if any) will also be available on the PIMCO intranet site. You must preclear any Investment Transaction in a Designated Equity Security or a Related Security during the period when that designation is in effect.

     Futures Contracts Exempt From Preclearance
     Regardless Of Transaction Size

     Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts, regardless of the size of that transaction (as indicated in Appendix I, for these purposes a "Futures Contract" includes a futures option):

     1.  Currency Futures Contracts.

     2.  U.S. Treasury Futures Contracts.

     3.  Eurodollar Futures Contracts.

     4.  Futures Contracts an any index of equity Securities.

     5. Futures Contracts on physical commodities or indices thereof (e.g. contracts for future delivery of grain, livestock, fiber or metals whether for physical delivery or cash).

     6.  Privately-Traded Contracts.

         Futures Contracts Exempt From Preclearance
         Depending On Transaction Size

     Preclearance shall NOT be required for an Investment Transaction in the following Futures Contracts if the total number of contracts purchased or sold during a calendar month does not exceed the specified limitations:

     1. Purchases or sales of up to 50 PUBLICLY-TRADED FUTURES CONTRACTS to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     2. Purchases or sales of up to 10 OF EACH OTHER INDIVIDUAL PUBLICLY-TRADED FUTURES CONTRACT if the open market interest for such Futures Contract as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is at least 1,000 contracts. Examples of Futures Contracts for which this exemption would be available include a Futures Contract on a foreign government debt Security issued by a non-qualified foreign government as well as a 30-day federal funds Futures Contract.

For purposes of these limitations, a Futures Contract is defined by its expiration month. For example, you need not obtain preclearance to purchase 50 December Futures Contracts on German Government Bonds and 50 March Futures Contracts on German Government Bonds. Similarly, you may roll over 10 September Fed Funds Futures Contracts by selling those 10 contracts and purchasing 10 October Fed Funds Futures Contracts since the contracts being sold and those being purchased have different expiration months. On the other hand, you could not purchase 10 January Fed Funds Future Contracts if the open interest for those contracts was less than 1,000 contracts, even if the total open interest for all Fed Funds Futures Contracts was greater than 1,000 contracts.

     Additional Exemptions From Preclearance

     The Compliance Committee may exempt other classes of Investment Transactions, Securities or Futures Contracts from the Code's preclearance requirement upon a determination that they do not involve a realistic possibility of violating the general principles described at the beginning of the Code.

     Preclearance Required

         Given the exemptions described above, preclearance shall be required for Investment Transactions in:

     1.  Designated Equity Securities.

     2. Relevant Debt Securities (as defined under the section "Securities Exempt from Preclearance Depending on Transaction Size, paragraph 2") in excess of the per calendar month per issuer thresholds specified for purchases or sales of those Securities.

     3. More than $1,000,000 per calendar month in debt Securities of a Qualified Foreign Government.

     4. Related Securities that are exchangeable for or convertible into one of the Securities requiring preclearance under (1), (2), or (3) above.

     5. More than 50 Publicly-Traded Futures Contracts per calendar month to acquire Fixed Income Securities issued by a particular Qualified Foreign Government.

     6. More than 10 of any other individual Publicly-Traded Futures Contract or any Publicly-Traded Futures Contract for which the open market interest as reported in The Wall Street Journal on the date of your Investment Transaction (for the previous trading day) is less than 1,000 contracts, unless the Futures Contract is exempt from preclearance regardless of transaction size.

     7. Any other Security or Publicly-Traded Futures Contract that is not within the "exempt" categories listed above.

     8. Any closed end fund for which PIMCO serves as the investment advisor or sub-advisor (i.e. PIMCO Commercial Mortgage Securities Trust, Inc., PIMCO Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Corporate Income Fund or any other closed end fund which PIMCO may advise from time to time).

                           SHORT-TERM TRADING PROFITS

     You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of FIXED INCOME SECURITIES, TAX-EXEMPT MUNICIPAL BONDS OR RELATED SECURITIES. You may not profit from the purchase and sale, or sale and purchase, within 6 months, of any closed end fund for which PIMCO serves as investment advisor or sub-advisor. Portfolio Employees may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of DESIGNATED EQUITY SECURITIES. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

     This ban does NOT apply to Investment Transactions in U.S. Government Securities, most equity Securities, mutual fund shares, index options or Futures Contracts. This ban also does not apply to a purchase or sale in connection with one of the four categories of Investment Transactions Exempt From Preclearance described on pages 9-10, above.

     You are considered to profit from a short-term trade if Securities in which you have a Beneficial Ownership interest are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                BLACKOUT PERIODS

     You MAY NOT purchase or sell a Security, a Related Security or a Futures Contract at a time when you intend or know of another's intention to purchase or sell that Security or Futures Contract on behalf of any Advisory Client.

     As noted previously in the description of the Preclearance Process, a Compliance Officer may not preclear an Investment Transaction in a Security or a Futures Contract at a time when there is a pending BUY OR SELL order in the same Security or Futures Contract, or a Related Security, until that order is executed or withdrawn.

     These prohibitions do not apply to Investment Transactions in any Futures Contracts that are exempt from preclearance regardless of transaction size.

                         GIFTS AND SERVICE AS A DIRECTOR

                                      GIFTS

     You MAY NOT accept any investment opportunity, gift, gratuity or other thing of more than nominal value from any person or entity that does business, or desires to do business, with PIMCO directly or on behalf of an Advisory Client (a "Giver"). You MAY, however, accept gifts from a single Giver so long as their aggregate annual value does not exceed $500, and you MAY attend business meals, sporting events and other entertainment events at the expense of a Giver (without regard to their aggregate annual value), so long as the expense is reasonable and both you and the Giver are present.


     If you are a registered representative of PIMCO Funds Distributors LLC
(PFD), the aggregate annual gift value from a single Giver shall not exceed $100.00. As a PFD representative, you are required to maintain a record of each gift, gratuity, investment opportunity or similar item, and make such record available to the Compliance Department upon request.

                              SERVICE AS A DIRECTOR

         If you are an Advisory Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, other than of a Fund for which PIMCO is an advisor or subadvisor, unless you have received the prior written approval of the Chief Executive Officer and the Chief Legal Officer of PIMCO. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be ISOLATED from those Advisory Employees who make investment decisions with respect to the Securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                                 CERTIFICATIONS

     Upon Receipt Of This Code

     Upon commencement of your employment or the effective date of this Code, whichever occurs later, you shall be required to acknowledge receipt of your copy of this Code by completing and returning a copy of the form attached hereto as Appendix III. By that acknowledgment, you will also agree:

     1. To read the Code, to make a reasonable effort to understand its provisions, and to ask questions about those provisions you find confusing or difficult to understand.

     2. To comply with the Code, including its general principles, its reporting requirements, its preclearance requirements, and its provisions regarding gifts and service as a director.

     3. To advise the members of your Immediate Family about the existence of the Code, its applicability to their personal trading activity, and your responsibility to assure that their personal trading activity complies with the Code.

     4. To cooperate fully with any investigation or inquiry by or on behalf of a Compliance Officer to determine your compliance with the provisions of the Code.

In addition, your acknowledgment will recognize that any failure to comply with the Code and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

     Annual Certificate Of Compliance

     You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix IV, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Code, that you recognize you are subject to its provisions, that you complied with the requirements of the Code during the year just ended and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                              POST-TRADE MONITORING

     The Compliance Officers will review the duplicate broker reports and other information supplied to them concerning your personal Investment Transactions so that they can detect and prevent potential violations of the Code. The Compliance Officers will perform such investigation and make such inquiries as they consider necessary to perform this function. You agree to cooperate with any such investigation and to respond to any such inquiry. You should expect that, as a matter of course, the Compliance Officers will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client.

                                REMEDIAL ACTIONS

         If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, you may be required to reverse an Investment Transaction and to forfeit any profit or to absorb any loss from the transaction.

     The Compliance Committee shall have the ultimate authority to determine whether you have violated the Code and, if so, the remedial actions it considers appropriate. In making its determination, the Compliance Committee shall consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

                        REPORTS TO DIRECTORS AND TRUSTEES

     Reports Of Significant Remedial Actions

     The General Counsel of PIMCO Advisors L.P. and the directors or trustees of any affected Fund that is an Advisory Client will be informed on a timely basis of each SIGNIFICANT REMEDIAL ACTION taken in response to a violation of this Code. For this purpose, a significant remedial action will include any action that has a significant financial effect on the violator.

     Reports of Material Changes To The Code

     PIMCO will promptly advise the directors or trustees of any Fund that is an Advisory Client if PIMCO makes any material change to this Code.

     Annual Reports

     PIMCO's management will furnish a written report annually to the General Counsel of PIMCO Advisors L.P. and to the directors or trustees of each Fund that is an Advisory Client. Each report, at a minimum, will:

     1. Describe any significant issues arising under the Code, or under procedures implemented by PIMCO to prevent violations of the Code, since management's last report, including, but not limited to, information about material violations of the Code or those procedures and sanctions imposed in response to material violations; and

     2. Certify that PIMCO has adopted procedures reasonably necessary to prevent Advisory Employees from violating the Code.

                                  RECORDKEEPING

     Beginning on the effective date of this Code, PIMCO will maintain, at its principal place of business, the following records, which shall be available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     1. PIMCO's Chief Compliance Officer shall maintain, in any easily accessible place:

         (a) a copy of PIMCO's current Code and of each predecessor of that Code that was in effect at any time within the previous five (5) years;

         (b) a record of any violation of the Code, and of any action taken as a result of the violation, for at least five (5) years after the end of the fiscal year in which the violation occurred;

         (c) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least two (2) years after the end of the fiscal year in which that report was made or that information was provided;

         (d) a record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to this Code or who are or were responsible for reviewing such reports; and

         (e) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least two (2) years after the end of the fiscal year in which that report was made.

     2.  PIMCO shall also maintain the following additional records:

         (a) a copy of each report made by an Advisory Employee pursuant to this Code, including any duplicate broker report submitted on behalf of that Advisory Employee, for at least five (5) years after the end of the fiscal year in which that report was made or that information was provided;

         (b) a copy of each report to the General Counsel of PIMCO Advisors L.P. or to the directors or trustees of each Fund that is an Advisory Client for at least five (5) years after the end of the fiscal year in which that report was made; and

         (c) a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Portfolio Employee of a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Private Placement for at least five (5) years after the end of the fiscal year in which such approval was granted.

                                   APPENDIX I

                        DEFINITIONS OF CAPITALIZED TERMS

     The following definitions apply to the capitalized terms used in the Code:

ADVISORY EMPLOYEE

     The term "Advisory Employee" means: (1) a director, officer, general partner or employee of PIMCO who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security or Futures Contract by PIMCO on behalf of an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (2) or a natural person in a control relationship to PIMCO, or an employee of any company in a control relationship to PIMCO, who: (a) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund that is an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, or (b) obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security by the Fund.

BENEFICIAL OWNERSHIP

     As a GENERAL MATTER, you are considered to have a "Beneficial Ownership" interest in a Security or a Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from an Investment Transaction in that Security or Futures Contract. YOU ARE PRESUMED TO HAVE A BENEFICIAL OWNERSHIP INTEREST IN ANY SECURITY OR FUTURES CONTRACT HELD, INDIVIDUALLY OR JOINTLY, BY YOU OR A MEMBER OF YOUR IMMEDIATE FAMILY (AS DEFINED BELOW). In addition, unless specifically excepted by a Compliance Officer based on a showing that your interest in a Security or Futures Contract is sufficiently attenuated to avoid the possibility of conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a JOINT ACCOUNT to which you are a party, (2) a PARTNERSHIP in which you are a general partner, (3) a LIMITED LIABILITY COMPANY in which you are a manager-member, or (4) a TRUST in which you or a member of your Immediate Family has a vested interest.

     As a TECHNICAL MATTER, the term "Beneficial Ownership" for purposes of this Code shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) (17 C.F.R. ss.240.16a-1(a)(2)) in determining whether a person has a beneficial ownership interest in a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

DESIGNATED EQUITY SECURITY

     The term "Designated Equity Security" shall mean any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification from a Portfolio Employee that said Security is being considered for purchase or sale by PIMCO on behalf of one of its Advisory Clients.

EXEMPT SECURITY

     The term "Exempt Security" shall mean any Security not included within the definition of Covered Security in SEC Rule 17j-l(a)(4) (17 C.F.R. ss. 17j-1(a)(4)), including:

     1.  Direct obligations of the Government of the United States;

     2.  Shares issued by open-end Funds; and

     3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

FIXED INCOME SECURITY

     For purposes of this Code, the term "Fixed Income Security" shall mean a fixed income Security issued by an agency or instrumentality of, or unconditionally guaranteed by, the Government of the United States, a corporate debt Security, a mortgage-backed or other asset-backed Security, a taxable fixed income Security issued by a state or local government or a political subdivision thereof, a structured note or loan participation, a foreign government debt Security, or a debt Security of an international agency or a supranational agency. For purposes of this Code, the term "Fixed Income Security" shall not be interpreted to include a U.S. Government Security or any other Exempt Security (as defined above) nor shall it be interpreted to include a Tax-Exempt Municipal Bond (as defined below).

FUND

     The term "Fund" means an investment company registered under the Investment Company Act.

FUTURES CONTRACT

     The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a United States or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the London International Financial Futures Exchange or the New York Mercantile Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a swap, a cap, a collar, a floor and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Contract"). Consult with a Compliance Officer prior to entering into a transaction in case of any doubt. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e. a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

IMMEDIATE FAMILY

         The term "Immediate Family" means any of the following persons who RESIDE IN YOUR HOUSEHOLD OR DEPEND ON YOU FOR BASIC LIVING SUPPORT: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

INITIAL PUBLIC OFFERING

     The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. ss. 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss. 78m or ss. 78o(d)).

INVESTMENT TRANSACTION

     For purposes of this Code, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest, and includes, among other things, the writing of an option to purchase or sell a Security.

PERSONAL ACCOUNT

     The term "Personal Account" means the following accounts that hold or are likely to hold a Security (as defined below) or a Futures Contract (as defined above) in which you have a Beneficial Ownership interest: any account in your individual name; any joint or tenant-in-common account in which you have an interest or are a participant; any account for which you act as trustee, executor, or custodian; any account over which you have investment discretion or otherwise can exercise control (other than non-related clients' accounts over which you have investment discretion), including the accounts of entities controlled directly or indirectly by you; and any other account in which you have a Beneficial Ownership interest (other than such accounts over which you have no investment discretion and cannot otherwise exercise control).

PORTFOLIO EMPLOYEE

     The term "Portfolio Employee" means: (1) a portfolio manager or any employee of PIMCO (or of any company in a control relationship with PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund, or (2) any natural person who controls PIMCO and who obtains information concerning recommendations made to a Fund that is an Advisory Client regarding the purchase or sale of Securities by the Fund. For these purposes, "control" has the same meaning as in Section 2(a)(9) of the Investment Company Act (15 U.S.C. ss. 80a-2(a)(9)).

PRIVATE PLACEMENT

     The term "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) (15 U.S.C. ss. 77d(2) or ss. 77d(6)) or pursuant to SEC Rules 504, 505 or 506 (17 C.F.R. ss.ss. 230.504, 230.505, or 230.506) under the Securities
Act of 1933.

QUALIFIED FOREIGN GOVERNMENT

     The term "Qualified Foreign Government" means a national government of a developed foreign country with outstanding Fixed Income Securities in excess of fifty billion dollars. A list of Qualified Foreign Governments will be prepared as of the last business day of each calendar quarter, will be available from the Chief Compliance Officer, and will be effective for the following calendar quarter.

RELATED ACCOUNT

     The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a Beneficial Ownership interest.

RELATED SECURITY

     The term "Related Security" shall mean any option to purchase or sell, and any Security convertible into or exchangeable for, a Security that is or has been held by PIMCO on behalf of one of its Advisory Clients or any Security that is being or has been considered for purchase by PIMCO on behalf of one of its Advisory Clients.

SECURITY

     As a GENERAL MATTER, the term "Security" shall mean any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract OTHER THAN AN EXEMPT SECURITY (as defined above). The term "Security" includes an option on a Security, on an index of Securities, on a currency or on a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges, as well as such an option traded in the over-the-counter market. The term "Security" shall not include a Futures Contract or a physical commodity (such as foreign exchange or a precious metal).

     As a TECHNICAL MATTER, the term "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940 (15 U.S.C. ss. 80a-2(a)(36)), which defines a Security to mean:

     Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate of subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase, any of the foregoing, except that the term "Security" shall not include any Security that is an Exempt Security (as defined above), a Futures Contract or a physical commodity (such as foreign exchange or precious metal).

TAX-EXEMPT MUNICIPAL BOND

     The term "Tax-Exempt Municipal Bond" shall mean any Fixed Income Security exempt from federal income tax that is issued by a state or local government or a political subdivision thereof.

                  MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT

CODE OF ETHICS

________________
(Print Name)

MORGAN STANLEY DEAN WITTER ADVISORS INC.
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
MORGAN STANLEY DEAN WITTER INVESTMENT GROUP INC.
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT LIMITED
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT COMPANY
MORGAN STANLEY ASSET & INVESTMENT TRUST MANAGEMENT CO., LIMITED
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT PRIVATE LIMITED
MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.
MILLER ANDERSON & SHERRERD, LLP
MORGAN STANLEY & CO. INCORPORATED
MAS FUND DISTRIBUTION, INC.
MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.

Effective January 29, 2001

1.    Introduction

Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), Morgan Stanley Dean Witter Investment Management Inc. ("MSDWIM"), Morgan Stanley Dean Witter Investment Group Inc. ("MSDWIG"), Morgan Stanley Dean Witter Investment Management Limited ("MSDWIM-Ltd"), Morgan Stanley Dean Witter Investment Management Company ("MSDWIM-Singapore"), Morgan Stanley Asset & Investment Trust Management Co., Limited ("MSAITM-Tokyo"), Morgan Stanley Dean Witter Investment Management Private Limited ("MSDWIM-Mumbai") and Miller Anderson & Sherrerd, LLP ("MAS") (each, an "MSDW Affiliated Adviser" and collectively, the "MSDW Affiliated Advisers") are subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"). Each MSDW Affiliated Adviser, except for MSDWIG, is an investment adviser or manager of certain registered investment companies (each a "Fund", and collectively, the "Funds"). The MSDW Affiliated Advisers also serve as investment advisers to other clients, including institutional clients and individuals (each, a "Managed Account" and collectively, the "Managed Accounts").

This Code of Ethics (the "Code") is adopted by each MSDW Affiliated Adviser in keeping with the general principles and objectives set forth in Sections II. and
III. below, and to enforce the highest legal and ethical standards in light of their fiduciary obligations to the shareholders of the Funds and the Managed Accounts. It has also been adopted by: (i) Morgan Stanley Dean Witter Services Company Inc. ("Services"), a wholly owned subsidiary of MSDW Advisors; and (ii) Morgan Stanley Dean Witter Distributors Inc., and Morgan Stanley & Co. Incorporated, each a wholly-owned subsidiary of MSDW, and MAS Fund Distribution, Inc., a wholly-owned subsidiary of MAS (each, a "Distributor" and collectively, the "Distributors"), to apply to their directors, officers and employees who are Access Persons or Covered Employees (as those terms are defined in Section IV. below).

The directors, officers and employees of each MSDW Affiliated Adviser, Services and the Distributors are also referred to the "Morgan Stanley Dean Witter Code of Conduct - Securities and Asset Management Businesses" (the "Code of Conduct"), the requirements of which all Employees are subject to.

II.   General Principles

      A.    Shareholder and Client Interests Come First

            Every Employee (as defined in Section IV. below) of an MSDW Affiliated Adviser, Services and the Distributors owes a fiduciary duty to the shareholders of the Funds and to the Managed Accounts. This means that in every decision relating to investments, every Employee must recognize the needs and interests of the Fund shareholders and the Managed Accounts, and be certain that at all times the interests of the shareholders and other clients are placed ahead of any personal interest.

      B.    Avoid Actual and Potential Conflicts of Interest

            The restrictions and requirements of this Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of actual or potential conflict, with the interests of the Fund shareholders or the Managed Accounts. It is of the utmost importance that the Personal Securities Transactions (as defined in Section VI., sub-section A., below) of Employees of each MSDW Affiliated Adviser, Services and the Distributors be conducted in a manner consistent with both the letter and spirit of this Code, including these principles, to ensure the avoidance of any such conflict of interest, or abuse of an individual's position of trust and responsibility.

      C.    Avoid Undue Personal Benefit

            Employees of each MSDW Affiliated Adviser, Services and the Distributors must ensure that they do not acquire undue personal benefit or advantage as a result of the performance of their duties as they relate to the Funds or the Managed Accounts.

III.  Objective

      Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for certain persons associated with investment advisers or principal underwriters of investment companies to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by a registered investment company. In addition, Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to maintain the behavior of Employees within the general principles set forth above, as well as to prevent such persons from engaging in conduct proscribed by Rule 17j-1 under the 1940 Act and
      Section 204A of the Advisers Act. The designated Compliance Group for each MSDW Affiliated Adviser (each, a "Local Compliance Group") will identify all Access Persons and Covered Employees and notify them of their pre-clearance and reporting obligations at the time they become an Access Person or a Covered Employee.

IV.   Access Persons and Covered Employees

      "Access Persons" include all directors, officers and employees of an MSDW Affiliated Adviser, Services or the Distributors, and such other persons that may be so deemed by the Local Compliance Group from time to time, except those individuals who meet the following criteria: (i) directors and officers of the Distributors that do not devote substantially all of their working time to the activities of an MSDW Affiliated Adviser or Services; (ii) directors and officers of the Distributors that do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, the purchase and sale of securities on behalf of a Fund or Managed Account; and (iii) directors and officers of Distributors that do not have access to information regarding the day-to-day investment activities of an MSDW Affiliated Adviser; such persons are, however, subject to the Code of Conduct. In addition, any Employee of MSDWIM, MSDWIG, MSDWIM-Ltd., MSDWIM-Singapore, MSAITM-Tokyo, MSDWIM-Mumbai or MAS who is not an officer and does not in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, the purchase and sale of securities on behalf of a Fund or Managed Account (a "Covered Employee") shall be exempt from the requirements contained in Section VI., sub-section D.2.(a) (initial Listing of Securities Holdings and Brokerage Accounts Report), but shall otherwise remain subject to all other provisions contained herein pertaining to Access Persons. Access Persons and Covered Employees of each MSDW Affiliated Adviser, Services or the Distributors on leave of absence will not be subject to the pre-clearance and reporting provisions of the Code, provided that during the leave period the Access Person or Covered Employee does not engage in activities of the nature described in (ii) and
      (iii) above. Access Persons and Covered Employees will be referred to collectively as "Employees" throughout this Code to the extent they are subject to the same requirements or restrictions.

V.    Grounds for Disqualification from Employment

      Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of an MSDW Affiliated Adviser, Services or the Distributors may become, or continue to remain, an officer, director or employee without an exemptive order issued by the Securities and Exchange Commission if such director, officer or employee:

      A. within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or
            (ii) arising out of their conduct as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

      B.    is or becomes permanently or temporarily enjoined by any court from:
            (i) acting as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

      It is your obligation to immediately report any conviction or injunction failing within the foregoing provisions to the Chief Legal Officer of MSDW Asset Management.

VI.   Personal Securities Transactions

      A.    Prohibited Conduct

            No Employee shall buy or sell any "Covered Security" (defined as all securities with the exception of those described in sub-section C.3.) for his/her own account or for an account in which the individual has, or as a result of the transaction acquires, any direct or indirect "beneficial ownership" (as defined in sub-section C.4.) (referred to herein as a "Personal Securities Transaction") unless:

            1  pre-clearance of the transaction has been obtained; and

            2. the transaction is reported in writing to the Local Compliance
               Group in accordance with the requirements of sub-section D.
               below.

      B.    Restrictions and Limitations on Personal Securities Transactions

            Except where otherwise indicated, the following restrictions and limitations govern investments and personal securities transactions by Employees:

               1. Securities purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Securities sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may result in disgorgement of all profits from the transactions as well as other possible sanctions.

               2.   No short sales are permitted.

               3. No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls written. No option may be purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit less than 60 calendar days from the date it is established.

               4. No Employee may acquire any security in an initial public offering (IPO) or any other public underwriting.

               5a. Private placements of any kind may only be acquired with special permission from the Code of Ethics Review Committee (described in Section VII. below) and, if approved, will be subject to continuous monitoring by the Local Compliance Group for possible future conflict. Any Employee wishing to request approval for private placements must complete a Private Placement Approval Request Form and submit the form to the Local Compliance Group. A copy of the Private Placement Approval Request Form, which may be revised from time to time, is attached as EXHIBIT A. Where the Code of Ethics Review Committee approves any acquisition of a private placement, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years by the Local Compliance Group after the end of the fiscal year in which the approval was granted.

               5b. Any Employee who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such person is involved in consideration of any subsequent investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate. In such event, the President or Chief Investment Officer of MSIDW Asset Management shall independently determine the final investment decision. Written records of any such circumstance shall be sent to the Local Compliance Group and maintained for a period of five years after the end of the fiscal year in which the approval was granted.

               6. U.S. Employees are permitted to trade only between the hours of 9:30 a.m. and 4:00 p.m. (Eastern Standard Time). Employees outside the U.S. may execute trades (i) only during the time markets in the jurisdiction in which they are located are open if the trade is being executed in that market, or another market that has overlapping trading hours or (ii) in markets which open after the close of the market in which the Employee is located, by the next close of trading in that other market.

      Restriction 7a. applies only to MSDW Affiliated Advisers' portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts). Restriction 7b. applies only to personnel in the trading department of each MSDW Affiliated Adviser.

               7a. No purchase or sale transaction may be made in any security or related security by any portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) for a period of seven (7) calendar days before or after that security is bought or sold by any Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series Value-Added Market Portfolio, and Morgan Stanley Dean Witter index funds, or Portfolios) or any Managed Account for which such portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) serves in that capacity.

               7b. No purchase or sale transaction may be made in any security or related security traded through the appropriate MSDW Affiliated Adviser's trading desk(s) (as determined by the Local Compliance Group) by any person on that trading desk on the same day that any Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series-Value-Added Market Portfolio, and Morgan Stanley Dean Witter index funds, or Portfolios) or any Managed Account has a pending purchase or sale order in that same security or related security.

               7c. Any transaction by persons described in sub-sections 7a. and 7b. above within such enumerated period may be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee, any differential between the sale price of the individual security transaction and the subsequent purchase or sale price by a relevant Fund or Managed Account during the enumerated period, will be subject to disgorgement; other sanctions may also be applied.

               8. No Employee of an MSDW Affiliated Adviser shall purchase or sell any Covered Security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed Account; or (ii) is being purchased or sold by a Fund or a Managed Account.

      IMPORTANT: Regardless of the limited applicability of Restrictions 7.a. and 7.b., each MSDW Affiliated Adviser's Compliance Group monitors all transactions by its Employees in all locations in order to ascertain any pattern of conduct that may evidence actual or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning. Each MSDW Affiliated Adviser's Compliance Group: (i) on a quarterly basis, will provide the Boards of Directors/Trustees of the Funds it manages with a written report that describes any issues that arose during the previous quarter under this Code and, if applicable, any Funds' Sub-Adviser's Code of Ethics, including but not limited to, information about material violations and sanctions imposed in response to the material violations; and (ii) on an annual basis, will certify that the MSDW Affiliated Adviser has adopted procedures reasonably necessary to prevent its Employees from violating this Code. Also, as stated elsewhere in this Code, any violation of the foregoing restrictions may result in disgorgement of all profits from the transactions as well as other possible sanctions.

C.    Pre-Clearance Requirement

      1.    Procedures
            (a)   From Whom Obtained

                  Subject to the limitations and restrictions set forth in sub-section B. above, all Employees are required to obtain pre-clearance of a Personal Securities Transaction by: (i) confirming that no open orders exist in the same or related security with the appropriate trading desk(s) (as determined by the Local Compliance Group); and (ii) having the transaction approved by the Local Compliance Group.

                  Portfolio managers and research analysts (or persons reporting to portfolio managers or research analysts) seeking approval for a Personal Securities Transaction must obtain an additional approval signature from a designated Senior Portfolio Manager. Trading desk personnel at any MSDW Affiliated Adviser seeking approval for a Personal Securities Transaction must obtain an additional approval signature from their immediate supervisor.

                  A copy of the Personal Securities Transaction Approval Form, which may be revised from time to time, is attached as EXHIBIT B.

                  Each Local Compliance Group has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.

            (b)   Time of Pre-clearance

                  All approved securities transactions, whether executed through an MSDW brokerage account (as defined below) or an MSDW Online account, must take place: (i) for U.S. employees, prior to 4:00 p.m. (Eastern Standard Time) on the same day that the complete preclearance is obtained and (ii) for Employees located outside the U.S., as described in Section VI., sub-section B.6. If the transaction is not completed on such date, a new pre-clearance must be obtained, including one for any uncompleted portion of a transaction. Post-approval is not permitted under the Code. Any trade that is determined to have been completed before approval will be considered a violation of this Code.

            (c)   Permitted Brokerage Accounts

                  ALL SECURITIES TRANSACTIONS MUST BE MADE THROUGH A MORGAN STANLEY DEAN WITTER BROKERAGE ACCOUNT(1) (AN "MSDW BROKERAGE ACCOUNT") OR AN MSDW ONLINE ACCOUNT. NO OTHER BROKERAGE ACCOUNTS ARE PERMITTED UNLESS SPECIAL PERMISSION IS OBTAINED FROM THE LOCAL COMPLIANCE GROUP. If you maintain accounts outside of MSDW, you must transfer your accounts to an MSDW brokerage account or an MSDW Online account as soon as practical (generally thirty days or less). Failure to do so will be considered a significant violation of the Code. In the event permission to maintain an outside brokerage account is granted by the Local Compliance Group, it is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and monthly brokerage statements to be sent to the Local Compliance Group.

------------
(1) MSDW brokerage account shall mean an account with an affiliated MSDW broker in the Employee's local jurisdiction.

                  Prior to opening an MSDW brokerage account or an MSDW Online account, Employees must obtain approval from their Local Compliance Group. No Employee may open a brokerage account unless a completed and signed copy of an MSDW Employee Account Request Form is submitted to the Local Compliance Group for approval. No Employee may open an MSDW Online account unless a completed and signed copy of an MSDW Employee Account Request Form is submitted to the Local Compliance Group for approval. In addition, no Employee may apply electronically for an MSDW Online Account. A copy of the MSDW Employee Account Request Form, which may be revised from time to time, is attached as EXHIBIT C.

            (d)   Personal Securities Transaction Approval Form

                  Pre-clearance must be obtained by completing and signing the Personal Securities Transaction Approval Form provided for that purpose and obtaining the proper pre-clearance signatures, as indicated in sub-section C.1.(a). The form must also indicate, as applicable, the name of the individual's Financial Advisor, the Branch Office Number, or whether the account is an MSIDW Online Account, as well as other required information.

                  If you have more than one account under your control, you must indicate on the approval sheet for which account the trade is intended. Additionally, unless your Local Compliance Group has informed you that it will obtain information directly from the MSDW affiliate(s) where you maintain your account or MSDW Online containing substantially the same information as trade confirms and account statements, please advise the MSDW affiliate(s) where you maintain your account or MSDW Online to have duplicate copies of your trade confirms and account statements sent to the Local Compliance Group for each account an Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership. (as defined in sub-section C.4.)

            (e)   Filing

                  After all required signatures are obtained, the Personal Securities Transaction Approval Form must be filed with the Local Compliance Group by noon of the day following execution of the trade for filing in the respective individual's Code of Ethics file. The Employee should retain a copy for his/her records. (The Local Compliance Group will also retain a copy of the form if a pre-clearance request is denied.)

      2.    Factors Considered in Pre-Clearance of Personal Securities
            Transactions

            In addition to the requirements set forth under sub-section C.1.(a) above, the Local Compliance Group and/or, if applicable, designated Senior Portfolio Manager/immediate trading room supervisor (as appropriate), in keeping with the general principles and objectives of this Code, may refuse to grant pre-clearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the following factors, among others, will be considered in determining whether or not to clear a proposed transaction:

            (a) Whether the amount or the nature of the transaction, or the person making it, is likely to affect the price or market of security that is held by a Fund or a Managed Account.

            (b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund or Managed Account.

            (c) Whether the transaction is non-volitional on the part of the individual.

      3.    Exempt Securities

            (a) The securities listed below are exempt from: (i) the restrictions of Section VI., sub-sections B.1., B.7. and B.8.;
                  (ii) the pre-clearance requirements of sub-section C.; and
                  (iii) the initial, quarterly and annual reporting requirements of sub-section D. Accordingly, it is not necessary to obtain pre-clearance for Personal Securities Transactions in any of the following securities, nor is it necessary to report such securities in the quarterly transaction reports or the initial and annual securities holdings list:

                  (i)  U.S. Government Securities(2)

                  (ii) Bank Certificates of Deposit;

                  (iii) Bankers' Acceptances;

                  (iv) Commercial Paper;

                  (v) High Quality Short-Term Debt Instruments (including repurchase agreements);

                  (vi) U.S. Government Agency Securities(2); and

                  (vii) Open-end investment companies (mutual funds.)
                       (Closed-end funds must be pre-approved.)

---------
(2) or foreign offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction; however, such securities are subject to the initial and annual reporting requirements of sub-section D.

            (b) Transactions in redeemable Unit Investment Trusts and purchases under an issuer's direct stock purchase plan or automatic dividend reinvestment plan are exempt from the restrictions contained in subsections B.1., B.7. and B.8 and the pre-clearance requirement of sub-section C., but are subject to the initial, quarterly and annual reporting requirements of sub-section D. (All Employees wishing to utilize these types of plans must submit a memorandum to the Local Compliance Group stating the name and the amount to be invested in the plan. Any sale transactions from an automatic dividend reinvestment plan must be pre-approved.)

            (c) Due to the fact that Morgan Stanley Dean Witter & Co. stock ("MWD") may not be purchased by any actively managed Fund (other than index-type funds) or any Managed Account, transactions in such stock (including exercise of stock option grants) are exempt from the restrictions of sub-section B.7. However, MWD stock holdings and transactions in MWD stock(3) remain subject to the quarterly and annual reporting requirements of sub-section D. as well as the 30-day holding period restriction and the 60-day short swing profit restriction in Section B.1. (except in connection with the sale of MWD stock acquired through the exercise of employee stock options) and the pre-clearance requirements of sub-section C. The restrictions imposed by MAID on Senior Management and other persons in connection with transactions in MWD stock are not affected by the exemption of MWD stock from the pre-clearance requirements of this Code, and continue in effect to the extent applicable.

---------
(3) In connection with the sale of MWD stock, periodic purchases through employer sponsored equity purchase plans shall not be looked to in calculating the 30-day holding period restriction or the 60-day short swing profit restriction, provided that stock in an amount greater than or equal to the amount being sold was held prior to the beginning of the applicable 30-day/60-day period.

      4.    Accounts Covered

            An Employee must obtain pre-clearance for any Personal Securities Transaction if such Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

            The term "beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934. Generally, a person is regarded as having beneficial ownership of securities held in the name of:

            (a)   the individual; or

            (b)   a husband, wife or a minor child; or

            (c)   a relative sharing the same house; or

            (d)   other person if the Employee:

                  (i) obtains benefits substantially equivalent to ownership of the securities;

                  (ii) can obtain ownership of the securities immediately or at some future time; or

                  (iii) can have investment discretion or otherwise can exercise control.

            The final determination of beneficial ownership is a question to be determined in light of the facts of each particular case and the above is not an exclusive list of examples. If there are any questions as to beneficial ownership, please contact your Local Compliance Group.

      5.    Exemption from Pre-clearance Requirement

            Pre-clearance is not required for any account where the Employee does not have direct or indirect beneficial ownership. In case of doubt as to whether an account is covered by this Code, Employees must consult with their Local Compliance Group.

D.    Report of Transactions

      1.    Transactions and Accounts Covered

            (a) All Personal Securities Transactions in Covered Securities must be reported in the next quarterly transaction report after the transaction is effected. The quarterly report shall contain the following information:

                  (i) The date of the transaction, the title, interest rate and maturity date (if applicable), number of shares and principal amount of each security involved;

                  (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                  (iii)  The price at which the purchase or sale was effected;

                  (iv) The name of the broker, dealer, or bank with, or through which, the purchase or sale was effected; and

                  (v) The date the report was submitted to the Local Compliance Group by such person.

                  In addition, any new brokerage account(s) opened during the quarter without approval from the Local Compliance Group as well as the date(s) the account(s) was (were) opened must be reported. The report must contain the following information:

                  (i) The name of the broker, dealer, or bank with whom the account was established;

                  (ii)   The date the account was established; and

                  (iii) The date the report was submitted to the Local Compliance Group.

            (b) An Employee need not make a quarterly transaction report if he/she: (i) maintains only an MSDW brokerage account or an MSDW Online Account and the report would duplicate information contained in the broker trade confirms, system generated reports or account statements received by the Local Compliance Group; and (ii) has not opened any new brokerage accounts or mutual fund accounts with brokerage facilities without obtaining approval from their Local Compliance Group during the quarter.

      2.    Time of Reporting

            (a) Initial Listing of Securities Holdings and Brokerage Accounts Report

                  Each Access Person must, at the time of becoming an Access Person, provide an Initial Listing of Securities Holdings and Brokerage Accounts Report to their Local Compliance Group disclosing: (i) all Covered Securities, including private placement securities, beneficially owned by the Access Person listing the title of the security, number of shares held, and principal amount of the security; (ii) the name of the broker dealer or financial institution where the Access Person maintains a personal account; and (iii) the date the report is submitted by the Access Person. New Access Persons will be required to provide a listing of all holdings in Covered Securities as of the date of commencement of employment as well as a listing of all outside brokerage accounts and mutual fund accounts with brokerage facilities. This report must be provided no later than 10 calendar days after a person becomes an Access Person.

            (b) Quarterly Securities Transactions and New Brokerage Account(s) Report

                  Quarterly Securities Transactions and New Brokerage Account(s) Reports must be submitted by Employees within 10 calendar days after the end of each calendar quarter. Any new brokerage account(s) opened during the quarter without their Local Compliance Group's prior approval, as well as the date(s) the account(s) was (were) opened, must be reported within 10 calendar days after the end of each calendar quarter.

            (c) Annual Listing of Securities Holdings Reports and Certification of Compliance

                  The Annual Listing of Securities Holdings Report and Certification of Compliance requires all Employees to provide an annual listing of holdings of: (i) all Covered Securities beneficially owned, listing the title of the security, number of shares held, and principal amount of the security as of December 31 of the preceding year, (ii) the name of any broker dealer or financial institution where the account(s) in which Covered Securities were maintained, as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Code); and (iii) the date the report is submitted. The information must be current as of a date not more than 30 calendar days before the report is submitted. In the case of Employees maintaining MSDW brokerage accounts or MSDW Online Accounts for which broker trade confirms, system generated reports or account statements are already received on a quarterly basis by the Local Compliance Group, an annual certification (Annual Certification of Compliance) that the holdings information already provided to the Local Compliance Group accurately reflects all such holdings will satisfy the aforementioned requirement.

      3.    Form of Reporting

            The Initial Listing of Securities Holdings and Brokerage Accounts Report, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and the Annual Listing of Securities Holdings Report and Certification of Compliance must be completed on the appropriate forms provided by each Local Compliance Group. By not submitting a quarterly transaction report form, an Employee will be deemed to have represented, that such person has: (i) only executed reportable transactions in an account as defined in Section VI., sub-section D.1. (b) above; or (ii) only traded securities exempt from the reporting requirements defined in Section VI., sub-section C.3.(a) above. Copies of the Initial Holdings Report, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and the Annual Listing of Securities Holdings Report, which may be revised from time to time, are attached as EXHIBITS D, E, AND F, respectively.

      4.    Responsibility to Report

            The responsibility for reporting is imposed on each individual required to make a report. Any effort by an MSDW Affiliated Adviser, Services and/or the Distributors to facilitate the reporting process does not change or alter that individual's responsibility.

      5.    Leave of Absence

            Employees of each MSDW Affiliated Adviser, Services or the Distributors on leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided they meet the requirements for such exception specified in Section IV. above.

      6.    Where to File Report

            All reports must be filed by Employees with their Local Compliance Group.

      7.    Responsibility to Review

            Each Local Compliance Group will review all Initial Listing of Securities Holdings and Brokerage Accounts Reports, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and Annual Listing of Securities Holdings Reports and Certification of Compliance, filed by Employees, as well as broker confirmations, system generated reports, and account statements.

VII.  Review Committee

      A Code of Ethics Review Committee, consisting of the President/Chief Operating Officer, Chief Investment Officer, Chief Legal Officer, Chief Operations Officer, Chief Strategic Officer, Chief Sales and Marketing Officer, and the Chief Administrative Officer Investments of MSDW Asset Management will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in Sections II. and III. of this Code. The Committee shall meet on an ad hoc basis, as it deems necessary upon written request by an Employee stating the basis for the requested relief. The Committee's decision is within its sole discretion.

VIII. Service as a Director

      No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of information barrier procedures to isolate any such person from making investment decisions for Funds or Managed Accounts concerning the company in question.

IX.   Gifts

      No Employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund or Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment.(4)

---------
(4) For MSAITM-Tokyo, the receipt of gifts shall not be in excess of 20,000 Yen per year.

X.    Sanctions

      Upon discovering a violation of this Code, any of MSDW Affiliated Advisers, Services or the Distributors may impose such sanctions as they deem appropriate, including a reprimand (orally or in writing), demotion, suspension or termination of employment and/or other possible sanctions. The President/Chief Operating Officer of MSDW Asset Management, in his sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment.

XI.   Employee Certification

      All Employees of each MSDW Affiliated Adviser, Services and the Distributors are required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code.

      In addition, all Employees of each MSDW Affiliated Adviser, Services and the Distributors will be required to certify annually that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the pre-clearance of all non-exempt Personal Securities Transactions in accordance with this Code.

I have read and understand the terms of the above Code. I recognize the responsibilities and obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations (as applicable), incurred by me as a result of my being subject to this Code. I hereby agree to abide by the above Code.

-----------------------------                      ----------------------
(Signature)                                        (Date)

-----------------------------
(Print name)

MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT CODE OF ETHICS

Dated: January 29, 2001

                                                                       EXHIBIT A

             MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT ("MSDWAM")
                     PRIVATE PLACEMENT APPROVAL REQUEST FORM
               (attach a copy of the private placement memorandum,
              offering memorandum or any other relevant documents)

NAME: ______________________________               EMPLOYEE ID _______________
OFFICE PHONE NUMBER: _______________               E-MAIL: ___________________
DEPARTMENT/JOB TITLE:_______________               COST CENTER: ______________

1.   Name of the sponsor's corporation, partnership or other entity:
      ________________________________________________________________________

     Name of the private placement: __________________________________________

2.   Is the sponsor's corporation, partnership or other entity:
                                                             [] Public []Private

3.   Type of security or fund:
      ________________________________________________________________________

4, Nature of participation (e.g., stockholder, selling agent, general partner, limited partner). Indicate all applicable:
      ________________________________________________________________________

5. Have you received or will you receive "selling compensation"(1) in connection with the transaction? [] Yes [] No

     If yes, describe nature of compensation: ________________________________

     Amount of compensation: _________________________________________________

----------
(1) "Selling compensation" means any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, including, though not limited to, commissions, finder's fees, securities or rights to acquire securities, rights to participate in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise, or expense reimbursements.

6.   Planned date of transaction: ____________________________________________

7.   Size of offering (if a fund, size of fund): _____________________________

8. Size of your participation (number of units/shares and total dollar amount): _______________________________________________

9.   Your participation as a percentage of total shares or units outstanding:
      ________________________________________________________________________

10.  Does/Will the investment carry limited or unlimited liability?
                                                         [] Limited [] Unlimited

11. Will the investment require any use of MSDWAM's or any of its affiliates' premises, facilities or materials? [] Yes [] No

     If "yes," please describe: ______________________________________________

12. Have you or do you intend to recommend, refer or solicit others in any way in connection with this investment? [] Yes [] No

13.  Is MSDWAM or any of its affiliates involved? [] Yes [] No

     If "Yes," please describe: ______________________________________________

14.  Describe the business to be conducted by the issuer of the private placement:
      ________________________________________________________________________

15. If the private placement is a fund, describe its investment objectives (e.g. value, growth, core or specialty):
      ________________________________________________________________________

16. Has this private placement been made available to any MSDWAM Fund or any Managed Account where either you or the person you report to exercises investment discretion? [] Yes [] No

     If no, state why: _______________________________________________________

17. If the answer to question 16 is "Yes," please describe which fund or managed account: _______________________________________________________


18. Do you participate or do you plan to participate in any investment decisions for the private placement? [] Yes [] No

     If "Yes," please describe: _____________________________________________


19. Do you participate or do you plan to participate in the management of the sponsor? [] Yes [] No

      If "Yes," state title and give description of duties:
      ________________________________________________________________________

20.  Describe how you became aware of this private placement:
      ________________________________________________________________________

21. To the best of your knowledge, will this private placement result in an initial public offering within the next 12 to 18 months? [] Yes [] No

NOTE: You must also file an Outside Business Activities Form in advance with your Local Compliance Department if you intend to act as an officer, director or hold a management position in any business or entity other than MSDWAM or any of its affiliates

I understand that approval, if granted, is based upon the completeness and accuracy of the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify my Local Compliance Group in writing if any aspect of the private placement is proposed to be changed (e.g., investment focus of fund, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals or disinvestment by me.

I represent that (i) I have read and understand the MSDWAM Code of Ethics (the "Code") and recognize that I am subject thereto; (ii) the above trade is in compliance with the Code; (iii) to the best of my knowledge, the above proposed trade does not represent a conflict of interest, or the appearance of a conflict of interest, with any MSDWAM Fund or Managed Account; (iv) I have no knowledge of any pending client orders in this security, nor is the above proposed trade in a related security which indirectly would result in a transaction in a security in which there are pending client orders; and (v) I have read and understand the private placement policy contained in the Code. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

By signing below, I certify that my responses to this Private Placement Approval Request Form are complete, true and accurate to the best of my knowledge. I hereby confirm that any private securities transaction described in this questionnaire is unrelated to and beyond the scope of my employment by MSDWAM or any of its affiliates. Notwithstanding the immediately preceding sentence, I understand that I must obtain consent to any private securities transaction, and I acknowledge that such consent, if granted, is revocable at any time and is subject to my understanding and acknowledgement that such private securities transaction is in no way sponsored by MSDWAM or any of its affiliates and shall give rise to no liability on the part of MSDWAM or any of its affiliates whatsoever, whether by way of indemnification, insurance or otherwise.

__________________________________   _______________________________   __/__/__
(Employee - Signature)               (Employee - Print Name)           (Date)

__________________________________   _______________________________   __/__/__
(Employee's Supervisor - Signature)  (Employee's Supervisor            (Date)
                                      - Print Name)

Date Received by the Local Compliance Group: _______________________

CODE OF ETHICS REVIEW COMMITTEE:

[] Approved                 [] Not Approved


Name: _________________________________________  Title: ______________________
                        (Please Print)

Signature: ____________________________________  Date: _______________________

                                                                       EXHIBIT B
              MSDWAM PERSONAL SECURITIES TRANSACTION APPROVAL FORM

--------------------------------------------------------------------------------
  PRINT NAME          DEPARTMENT           NAME OF THE PORTFOLIO MANAGER TO
                                           WHOM YOU REPORT (INVESTMENT
                                           DEPARTMENT PERSONNEL ONLY)
--------------------------------------------------------------------------------
  MSDW BROKERAGE ACCOUNT NO./              NAME OF FINANCIAL ADVISOR (IF ANY):
  MSDW ONLINE ACCOUNT NO.
--------------------------------------------------------------------------------

         I HEREBY REQUEST PERMISSION TO EFFECT A TRANSACTION IN THE SECURITY AS INDICATED BELOW FOR MY OWN ACCOUNT OR OTHER ACCOUNT IN WHICH I HAVE A BENEFICIAL INTEREST OR LEGAL TITLE. THE APPROVAL WILL BE EFFECTIVE ONLY FOR A TRANSACTION COMPLETED PRIOR TO THE CLOSE OF BUSINESS ON THE DAY OF APPROVAL. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL. A SEPARATE FORM MUST BE USED FOR EACH SECURITY TRANSACTION. I UNDERSTAND THAT I AM REQUIRED TO INSTRUCT MY FINANCIAL ADVISOR/MSDW ONLINE TO SUPPLY DUPLICATE CONFIRMS AND STATEMENTS OR OTHER RECORDS CONTAINING THE SAME INFORMATION ON ALL TRANSACTIONS TO MY LOCAL COMPLIANCE GROUP.

I UNDERSTAND AND AGREE TO ABIDE BY THE REQUIREMENTS SET FORTH IN THE MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT CODE OF ETHICS (THE "CODE") AND THE
FOLLOWING:

1. In the case of a purchase, I agree that I will not sell the security within thirty days from the date of the purchase and/or sell the security at a profit within of sixty days from the date of the purchase transaction. In the case of a sale, I agree that I will not repurchase die security until at least thirty days from the sale trade date and/or purchase the security at a lower price for a minimum of sixty days from the date of the sale transaction. Any violation may result in disgorgement of all profits from die transaction.

2. I represent that this security: (A) is not involved in an Initial Public Offering (IPO) or any other public underwriting and (B) does not involve a short sale, or futures transaction.

3. For any private placement, I am aware that separate pre-approval must be obtained from the Morgan Stanley Dean Witter Asset Management Code of Ethics Review Committee.

4. FOR PORTFOLIO MANAGERS, RESEARCH ANALYSTS AND PERSONS REPORTING TO SUCH PERSONS, AND ALL PERSONNEL IN THE TRADING DEPARTMENT:

            (A) I hereby certify that: (i) in the case of a purchase, the availability of the security or securities being purchased is in no way related to my position with an MSDW Affiliated Adviser and that the purchase of the securities by me will not take precedence over an investment in such security or securities by a client account, and (ii) the security or securities being purchased or sold are not currently being considered for purchase or sale by any client account with respect to which I, or any person who reports to me, has, or should have, knowledge.

            (B) If an individual who reports to a portfolio manager, a research analyst, or someone reporting to a portfolio manager or research analyst, I understand that I must obtain a signature from a designated senior portfolio manager as part of the pre-clearance requirement. If I am an individual who works in the trading room, I understand that I must obtain a signature from my immediate supervisor as part of the pre-clearance requirement.

            (C) If I am an individual who reports to a portfolio manager, a research analyst, or someone reporting to a portfolio manager or research analyst, I understand that in certain cases I may be required to disgorge any profits from a transaction if a Fund or Managed Account buys or sells the same or related security within seven days preceding or subsequent to my transaction (see Section VI., sub-section B. 7) of the Code for a complete description of the scope of this restriction).

5. I hereby certify that I have not obtained access to any material, non-public information. I understand that if I receive oral or written material, non-public information, I must discuss the situation immediately with my Local Compliance Group or Chief Legal Officer of MSDWAM.

6. I hereby certify that to the best of my knowledge, this security is not being purchased or sold and/or is not being considered for purchase or sale by any Fund or Managed Account.
--------------------------------------------------------------------------------

A. PURCHASE
-------------------------------------------------------------------------------------------------------------
NAME OF SECURITY/SYMBOL    NUMBER OF SHARES OR    CUSIP NUMBER FOR FIXED    ACQUISITION PRICE     TOTAL PRICE
                           PRINCIPAL AMOUNT       INCOME SECURITIES ONLY
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
HAVE YOU SOLD ANY SHARES OF THIS SECURITY WITHIN THE PAST THIRTY DAYS? NO [] YES []     IF YES, SEE YOUR LOCAL COMPLIANCE GROUP.
--------------------------------------------------------------------------------------------------------------------------------
HAVE YOU SOLD ANY SHARES OF THIS SECURITY WITHIN THE PAST SIXTY DAYS?  NO [] YES []     IF YES, STATE THE PRICE PER SHARE:  $
--------------------------------------------------------------------------------------------------------------------------------

B. SALE
--------------------------------------------------------------------------------------------------------------------------------
  NAME OF SECURITY/SYMBOL                                             CUSIP NUMBER FOR FIXED INCOME SECURITIES ONLY

--------------------------------------------------------------------------------------------------------------------------------
  NUMBER OF SHARES OR PRINCIPAL AMOUNT         DISPOSITION PRICE      TOTAL PRICE         DATE            UNIT PRICE AT
                                                                                          ACQUIRED        AQUISITION
--------------------------------------------------------------------------------------------------------------------------------
CHECK BOX IF THE SECURITY IS OFFERED THROUGH A PRIVATE PLACEMENT. IF SO, CONTACT YOUR LOCAL COMPLIANCE GROUP FIRST  [ ]

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
HAVE YOU SOLD ANY SHARES OF THIS SECURITY WITHIN THE PAST THIRTY DAYS? NO [] YES []     IF YES, SEE YOUR LOCAL COMPLIANCE GROUP.
--------------------------------------------------------------------------------------------------------------------------------
HAVE YOU SOLD ANY SHARES OF THIS SECURITY WITHIN THE PAST SIXTY DAYS?  NO [] YES []     IF YES, STATE THE PRICE PER SHARE:  $
--------------------------------------------------------------------------------------------------------------------------------
PERMISSION:                                GRANTED: ________                DENIED: ________
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
DATE/TIME:                      YOUR SIGNATURE:

--------------------------------------------------------------------------------------------------------------------------------
DATE:                           IF APPLICABLE, SIGNATURE - DESIGNATED PORTFOLIO MANAGER:

--------------------------------------------------------------------------------------------------------------------------------
DATE:                           IF APPLICABLE, SIGNATURE - IMMEDIATE SUPERVISOR:

--------------------------------------------------------------------------------------------------------------------------------
DATE:                           IF APPLICABLE, TRADING DESK/IDEPARTMENT SIGNATURE:

--------------------------------------------------------------------------------------------------------------------------------
DATE:                           COMPLIANCE SIGNATURE:

--------------------------------------------------------------------------------------------------------------------------------

*IF SHARES BEING SOLD WERE PURCHASED ON MORE THAN ONE DATE, EACH ACQUISITION DATE MUST BE LISTED FOR PURPOSES OF DETERMINING
THE THIRTY-DAY/ SIXTY-DAY HOLDING PERIOD RESTRICTIONS. THE WHITE COPY OF THIS PREAPPROVAL FORM MUST BE RETURNED TO YOUR LOCAL
COMPLIANCE GROUP BY NOON OF THE DAY FOLLOWING EXECUTION OF THE TRADE.

REV. 1/01/01                               WHITE - LOCAL COMPLIANCE GROUP                    PINK - EMPLOYEE COPY

                                                                       EXHIBIT C

MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT ("MSDWAM")

                        EMPLOYEE ACCOUNT REQUEST FORM FOR
           MSDW ONLINE BROKERAGE ACCOUNT OR AN MSDW BROKERAGE ACCOUNT

Please complete this form to open a Morgan Stanley Dean Witter Online, Inc. ("MSDW Online Account") or a Morgan Stanley Dean Witter Brokerage Account ("MSDW Brokerage Account") for all accounts beneficially owned by you. Please make additional copies of this page as necessary in order to include information for all your accounts. This form will be returned to you after your Local Compliance Group's review.

-----------------------------------     --------------             ------------
PRINT NAME                              EMPLOYEE ID #              FAX #

-----------------------------------     -----------------
SOCIAL SECURITY                         DEPARTMENT/BRANCH #

Check one of the following:

       [] I am an MSDW employee      [] I am a subcontractor/vendor/temp

--------------------------------------------------------------------------------
                               ACCOUNT INFORMATION
--------------------------------------------------------------------------------

I would like to open an MSDW Online Account or an MSDW Brokerage Account.

                   Account Title: ___________________________________________

                   Employee's relationship to account owner _________________

[] This account is NOT independently managed; I am involved in the investment decisions.(1)
[] This account is independently managed; I am NOT involved in the investment decisions.(2)

Name of investment manager and relationship, if any: ________________________
--------------------------------------------------------------------------------

---------
(1) Your participation in the selection of any investment, including mutual funds, means that the account is NOT independently managed.
(2) You must not be involved in investment selections through recommendation, advice, and prior review or otherwise, or you must be a passive beneficiary of the account in order to represent that you are not involved in investment decisions for the account.


By signing below, you agree to abide by the Code of Conduct and MSDWAM's Code of Ethics with respect to any account maintained at MSDW Online or with an MSDW Broker.

Date: _________________           Signature: __________________________________

    PLEASE ENSURE THAT YOUR LOCAL COMPLIANCE GROUP EITHER RECEIVES DUPLICATE
    ------------------------------------------------------------------------
  STATEMENTS AND TRADE CONFIRMATIONS OR RECORDS CONTAINING THE SAME INFORMATION
  -----------------------------------------------------------------------------

TO MSDW ONLINE/MSDW BROKERAGE:

Pursuant to NYSE Rule 407, please accept this form as notification that MSDWAM has approved the employee named above to maintain the account titled above with your firm. The employee has a beneficial interest in such account. This account must be coded with the appropriate employee account range, i.e.; Morgan Stanley Dean Witter Advisors Inc., Morgan Stanley Dean Witter Investment Management Inc., Morgan Stanley Dean Witter Investment Group Inc., Morgan Stanley Dean Witter Investment Management Limited, Morgan Stanley Dean Witter Investment Management Company, Morgan Stanley Asset & Investment Trust Management Co., Limited, Morgan Stanley Dean Witter Investment Management Private Limited, Morgan Stanley Dean Witter Distributors Inc., Miller Anderson & Sherrerd, LLP, Morgan Stanley & Co. Incorporated, MAS Fund Distribution, Inc., Morgan Stanley Dean Witter Services Company Inc., in order to permit appropriate review by the Local Compliance Group.

APPROVED BY: _________________________________________
             SIGNATURE - COMPLIANCE GROUP

             _________________________________________         DATE: _________
             PRINT NAME - COMPLIANCE GROUP

--------------------------------------------------------------------------------
To be Completed by MSDW Broker or MSDW Online:
MSDW Online/MSDW Brokerage Account Number: ______________________
--------------------------------------------------------------------------------

                                                                     Rev. (1/01)

                                                                                                                         EXHIBIT D

                                      MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT ("MSDWAM")
                                   INITIAL LISTING OF SECURITIES HOLDINGS AND BROKERAGE ACCOUNTS
                                   -------------------------------------------------------------

I hereby certify that the following is a complete and accurate listing as of the date hereof of all beneficially owned brokerage accounts or mutual fund accounts with brokerage facilities and Covered Securities(1) held therein. I understand that if I am an
Access Person of MSDWAM, I must provide this information to my Local Compliance Group no later than ten (10) calendar days after my hire date. Failure to do so within this time period will be considered a violation of MSDWAM's Code of Ethics:

---------
(1) "Covered Securities" include all securities (including securities held in ESOP, IRA or other accounts), except for U.S.
    government securities, bank certificates of deposit, bankers' acceptances, commercial paper, U.S. government agency securities, high quality short-term debt instruments including repurchase agreements, and open-end investment companies.

I.   BROKERAGE ACCOUNTS MAINTAINED: I maintain the following BROKERAGE ACCOUNTS OR MUTUAL FUND ACCOUNTS WITH BROKERAGE FACILITIES
     (List below or attach the most recent account statement containing ALL information required below):

      -----------------------------------------------------------------------------------------------------------------------------
                                                                                                        RELATIONSHIP TO
      NAME OF ACCOUNT                    ACCOUNT HELD AT:                      ACCOUNT NUMBER         ACCOUNTHOLDER (SELF,
                                                                                                      SPOUSE, CHILD, ETC.)
      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------
          (Use additional sheets if necessary)

      Except where exceptional circumstances exist, accounts are required to be held with a MSDW broker or with MSDW Online.
      Accordingly, unless I am granted approval to maintain these accounts outside of Morgan Stanley Dean Witter, I agree to transfer them as soon as practicable (generally thirty days or less) to Morgan Stanley Dean Witter. Pending transfer of these accounts to Morgan Stanley Dean Witter, I will not effect any brokerage transactions in these accounts and I will arrange for my Local Compliance Group to receive duplicate confirmations and monthly statements for each such account.

II.  SECURITIES OWNED: List each COVERED SECURITY held in the account(s) listed above or attach the most recent brokerage account statement(s) containing ALL information required below:

      -----------------------------------------------------------------------------------------------------------------------------
       TITLE OF          TYPE OF SECURITY
       SECURITY           (common stock,        NUMBER OF SHARES     PRINCIPAL AMOUNT   DATE ACQUIRED    DESCRIPTION OF INTEREST
                          bond, private
                          placement etc.)
      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------------------------------------
             (Use additional sheets if necessary)

                                                                       EXHIBIT D

III. REQUEST TO MAINTAIN OUTSIDE BROKERAGE ACCOUNTS: I HEREBY REQUEST APPROVAL TO MAINTAIN ONE OR MORE OF THE BROKERAGE ACCOUNTS LISTED IN SECTION I. ABOVE BASED ON THE FOLLOWING: PLEASE CHECK THE APPROPRIATE BOX(ES).

      [] The account is independently managed and I am not involved in investment selections through recommendation, advice, prior review or otherwise, or, I am a passive beneficiary of the account and am not involved in the investment decisions.

            List account: ___________________________________________________

            Name of investment manager and family relationship, if any:

            _________________________________________________________________

      [] A participant in the account is employed by another asset management firm or brokerage firm which requires the account to be maintained at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to my Local Compliance Group.

            List account: ___________________________________________________

      [] Other (explain)

            List account: ___________________________________________________

By signing this form, I acknowledge that I have received and understand the MSDWAM Code of Ethics and the Code of Conduct. I agree to abide by the provisions of the Code of Ethics and the Code of Conduct and to promptly notify my Local Compliance Group of any changes to the above information.

______________________________                     ___/___/___
(Sign Name)                                          (Date)

______________________________
(Print Name)

______________________________
    Employee Position/Title
--------------------------------------------------------------------------------

LOCAL COMPLIANCE GROUP:
[]  Approved   []  Not Approved

______________________________                     ___/___/___
Signature                                            (Date)

                                                                       EXHIBIT E

                   MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT

           QUARTERLY SECURITIES TRANSACTIONS AND NEW BROKERAGE ACCOUNT
                              - CONFIDENTIAL REPORT

                    FOR THE QUARTER ENDED: XXX/XXX/XXX 2000

UNLESS your accounts are limited to those listed in section (A) below ("MSDW Accounts") or you maintain approved non-MSDW accounts but have not engaged in any transactions in securities other than those listed in section (B) below ("Exempted Securities"), you are required to provide the information requested in section (B) below to your Local Compliance Group NO LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter.

If your Local Compliance Group does not receive a response from you within the required time period, you will be deemed as applicable: (i) not to have executed any reportable transactions; or (ii) to have only executed reportable transactions in an account that is automatically reported to your Local Compliance Group; AND (iii) not opened any new brokerage or mutual fund accounts With brokerage facilities during the quarter. FAILURE TO COMPLY WITH THE FOREGOING WILL BE CONSIDERED A VIOLATION OF MSDWAM'S CODE OF ETHICS.

A. PLEASE PRINT THIS FORM AND COMPLETE SECTION (B) BELOW UNLESS YOUR ACCOUNTS ARE WITH AN MSDW BROKER OR MSDW ONLINE AND BROKER TRADE CONFIRMS AND ACCOUNT STATEMENTS OR OTHER RECORDS WITH THE SAME INFORMATION ARE BEING SENT TO YOUR LOCAL COMPLIANCE GROUP; AND/OR

B. PLEASE COMPLETE THE FOLLOWING (OR ATTACH BROKERAGE CONFIRMATIONS IN LIEU) FOR ALL SECURITIES TRANSACTIONS EXECUTED DURING THE QUARTER EXCEPT FOR TRANSACTIONS IN:

            o U.S. Government Securities;

            o Bank Certificates of Deposit

            o Banker's Acceptances;

            o Commercial Paper;

            o High Quality Short-Term Debt Instruments (including
              repurchase agreements);

            o U.S. Government Agency Securities; and

            o Open-end investment companies (mutual funds).

-------------------------------------------------------------------------------------------------------------
  DATE OF        NUMBER OF SHARES/         TITLE OF SECURITY      UNIT PRICE    TOTAL PRICE    BROKER NAME &
  TRANSACTION    PRINCIPAL AMOUNT     (INCLUDING, IF APPLICABLE,                               ACCOUNT NUMBER
                                      INTEREST AND MATURITY DATE)
-------------------------------------------------------------------------------------------------------------

                                      PURCHASES AND ACQUISITIONS
                                      --------------------------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                                     SALES AND OTHER DISPOSITIONS
                                     ----------------------------
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

IF YOU OPENED A NEW ACCOUNT(S) THIS QUARTER WITHOUT YOUR LOCAL COMPLIANCE GROUP'S APPROVAL, STATE THE DATE THE
ACCOUNT(S) OPENED? ___________________________________________________________________________________________
WHAT IS THE NAME OF THE BROKER DEALER OR FINANCIAL INSTITUTION WITH WHOM YOU ESTABLISHED THE ACCOUNT? ________
______________________________________________________________________________________________________________

WHAT DATE WAS THIS REPORT SUBMITTED TO YOUR LOCAL COMPLIANCE GROUP?___________________________________________

                                                                       EXHIBIT E

Please check the appropriate boxes:
-----------------------------------

I currently take part in the: [] Tax Deferred Equity Participation Plan
                                 ("TDEPP")

                              [] Employee Stock Purchase Plan ("ESPP")

                              [] Saving Today Affords Retirement Tomorrow
                                 ("START")

                              [] Equity Incentive Compensation Program ("EICP")

                              [] Other (Employee Stock Ownership Plan, 401K)

                              [] None

Name:   __________________________
Signed: __________________________
Date: ___/___/___

                                                                       EXHIBIT F

                  MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT

                    ANNUAL LISTING OF SECURITIES HOLDINGS AND
                    -----------------------------------------
                           CERTIFICATION OF COMPLIANCE
                           ---------------------------

         I hereby certify that: (1) 1 have read and understand the Code of Ethics (the "Code"); which has been adopted by the above entity; and recognize the responsibilities and obligations incurred by my being subject to the Code;
(2) except as noted below, all transactions entered into since January 1, 20XX in securities of which I had direct or indirect beneficial ownership under the Code have been effected in accordance with the provisions of the Code; (3) all my personal securities accounts are reflected completely and accurately on the attached list and all securities beneficially owned by me are reflected accurately in such accounts, as required to be disclosed pursuant to the Code (unless otherwise noted below); and (4) if applicable, I have indicated below the employer sponsored plan(s) in which I participate.

EXCEPTIONS:

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ANY ERRORS/OMISSIONS TO MY LIST OF ACCOUNT(S) AND/OR ANNUAL SECURITIES HOLDINGS
ARE NOTED BELOW:

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PLEASE CHECK THE APPROPRIATE BOXES:

I currently take part in the:     [] Tax Deferred Equity Participation Plan
                                     ("TDEPP")

                                  [] Employee Stock Purchase Plan ("ESPP")

                                  [] Saving Today Affords Retirement Tomorrow
                                     ("START")

                                  [] Equity Incentive Compensation Program
                                     ("EICP")

                                  [] Other (Employee Stock Ownership Plan, 401K)

                                  [] None

Name: _________________________      Signature: __________________________

Date:___________

                                                                       EXHIBIT G
                  MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT
                        OUTSIDE BUSINESS ACTIVITIES FORM

NAME: ____________________________       EMPLOYEE ID #: ________________

PHONE NUMBER (WORK): _____________       E-MAIL: _______________________

DEPARTMENT/JOB TITLE: ____________       COST CENTER: __________________

I.    INITIAL DISCLOSURE OF OUTSIDE BUSINESS ACTIVITIES:

      List below all outside business activities(1) you are involved in.

------
(1) "Outside business activities" are described in the Code of Conduct and generally refer to your associations with any entities other than Morgan Stanley Dean Witter or any of its affiliates.

      --------------------------------------------------------------------------
      COMPANY NAME          TYPE OF     TITLE/POSITION    DATE YOU FIRST BECAME
                            BUSINESS          HELD             INVOLVED WITH
                                                                 ACTIVITY
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      List any corporation of which you or a member of your immediate family directly or indirectly own, control, or hold the power to vote 5% percent or more of the outstanding voting securities. Please include the name of the organization, the date you first became involved with the organization, the nature of your involvement with the organization, and any other supporting documentation that may be deemed relevant.

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      List any joint ventures in which you participate outside your employment with Morgan Stanley Dean Witter Asset Management.

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      List any trustee or executor positions you hold other than those pertaining to your immediate family.

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

1. PRE-CLEARANCE OF OUTSIDE BUSINESS ACTIVITIES: Complete this section for each outside business activity listed above or for any outside business activity you plan to engage in. Please note that all outside business activities must be pre-cleared through the completion and approval of this form. RETAIN A COPY OF THE COMPLETED FORM FOR YOUR RECORDS.

      1. Do you currently serve, or do you plan to serve, as an officer, director/trustee, partner, or employee of any entity other than MSDWAM?

                        [] Yes             [] No

         o If you plan to serve, or currently serve, as a director/trustee, is the company publicly or privately held?

                         [] Publicly        [] Privately

      1. Do you or a member of your immediate family own, or plan to own, directly or indirectly, 5% or more of the outstanding voting securities of any entity?

                        [] Yes             [] No

2. Please provide the following information with respect to your outside business activity or planned outside business activity:

      o  Name of outside entity: __________________________________________

          Address: ________________________________________________________

                   ________________________________________________________

          Is the company publicly or privately held ? [] Publicly [] Privately

      o  Country or state of formation: ___________________________________

      o  Type of business: ________________________________________________

      o  Title or position: [] Director/Trustee [] Officer [] Shareholder
         [] Employee [] Other

      o  Amount of compensation from the outside business activity, if any:
         $_______

          Frequency of compensation from outside business activity: [] Weekly []Bi-Weekly [] Monthly [] Annually

      o Amount and percentage of any stock ownership, partnership or other financial interest in this entity:

          Number of shares or units: _________________________
          Cost per share or unit: ____________________________
          Percentage of total shares or units: _______________

      o Description of your activities, duties, and responsibilities with regard to this entity:___________________________________________

      o    Date of First Involvement:_____________________________________

      o Approximate amount of time spent or planned to be spent on outside business activity (hours/week):__________________________________

      o Approximate amount of time spent or planned to be spent on outside business activity during MSDWAMs normal office hours (hours/week):
         ________________________

      o Describe any relationship or connection of any kind between the outside entity and MSDWAM: ________________________________________________
         ___________________________________________________________________

      o Did MSDWAM request that you accept this position with the outside entity? [] Yes [] No

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NOTE: A completed Private Placement Approval Request Form must also be completed, signed and forwarded to the Code of Ethics Review Committee (please consult with your Local Compliance Group) for any private investment relating to the above outside business activity, including any personal investment or role in recommending or selling related securities to others.

By signing below, I certify that my responses to this Outside Business Activities Form are complete, true and accurate to the best of my knowledge. I will report any changes or corrections to this information promptly, in writing, to my Local Compliance Group and will obtain prior written acknowledgement or approval as required by the Local Compliance Group before any additional involvement such as participation in additional sales, holdings, compensation or participation in the company's management or before engaging in any future outside business activities. I hereby represent that this proposed outside business activity does not conflict with the interests of MSDWAM or the MSDWAM clients. I hereby confirm that the outside business activity described in this questionnaire is unrelated to and beyond the scope of my employment by MSDWAM. Notwithstanding the immediately preceding sentence, I understand that regulations and MSDWAM policy require that I obtain consent to engage in any outside business activity, and I acknowledge that such consent, if granted, is revocable at any time in MSDWAM's sole discretion and is subject to my understanding and acknowledgement that such outside business activity is in no way sponsored by MSDWAM and shall give rise to no liability on the part of MSDWAM whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Signature: ____________________________________        Date: _________

Employee's Immediate Supervisor's Signature: ___________        Date: _________

CODE OF ETHICS REVIEW COMMITTEE: []  Approved    [] Not Approved,

Name: ________________________________    Signature: _________________________
Title: _______________________________    Date: ______________________________